As filed with the Securities and Exchange Commission on October 19, 2012.
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIGENE LABORATORIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2833 (Primary Standard Industrial Classification Code Number)	22-2328609 (I.R.S. Employer Identification No.)

81 Fulton Street
Boonton, New Jersey 07005
(973) 265-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ashleigh Palmer
Chief Executive Officer
Unigene Laboratories, Inc.
81 Fulton Street
Boonton, New Jersey 07005
(973) 265-1100
(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Edward P. Bromley III, Esq.
Reed Smith LLP
136 Main Street, Suite 250
Princeton, New Jersey 08540
(609) 987-0050

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box  and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one): Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)  Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share (1)	161,739,676	$0.27275 (3)	$44,114,496.63 (3)	$6,017.21 (4)

(1)	Each share of common stock includes a right to purchase one ten-thousandth of a share of common stock.

(2)
This Registration Statement registers the offer and sale of 161,739,676 shares of common stock, par value $.01 per share of the Registrant, of which 153,093,862 will be issuable upon the conversion of senior secured convertible notes previously issued by the Registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby includes such additional number of shares of common stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the common stock reported on the OTC Bulletin Board on October 17, 2012.

(4)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $2,006.93 in fees from a prior Registration Statement on Form S-1 (Registration No. 333-166850) filed on May 14, 2010 (which relates to $115.41 of the offset amount) and amended by Amendment No.1 to Form S-1 filed on July 6, 2010 (which relates to $1,891.52 of the offset amount) of the registrant that was subsequently converted by Post-Effective Amendment No. 1 to Form S-1 on Form S-3 into a Registration Statement on Form S-3 (the “Previous Registration Statement”), were used to offset the registration fee associated with this filing.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus relating to 161,739,676 shares of common stock, including 80,979,026 shares of common stock which are registered hereby and 80,760,650 shares of common stock which were previously registered under the Previous Registration Statement.  The Previous Registration Statement was declared effective on July 13, 2010, and the registration fee for the shares covered by the Previous Registration Statement has been previously paid. Upon effectiveness, this Registration Statement shall act as a post-effective amendment to the Previous Registration Statement.  This Registration Statement is also being filed to convert the Previous Registration Statement from a registration statement on Form S-3 into a registration statement on Form S-1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant has filed a further amendment that specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

The registrant filed a registration statement on Form S-1 (Registration No. 333-166850) on July 6, 2010 (the “Previous Registration Statement”) in order to register 80,760,650 shares of its common stock, which included the Shares, the Exchange Shares and the Other Shares (each as defined herein) and 72,114,836 shares issuable upon the conversion of the 2010 Notes (as defined herein).  The Previous Registration Statement was declared effective on July 13, 2010.  On March 23, 2011, the registrant filed a Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to convert the Previous Registration Statement from a Form S-1 into a registration statement on Form S-3.

This Registration Statement is being filed by the registrant to (i) register 80,979,026 additional shares of the registrant’s common stock issuable upon the conversion of the Re-issued Notes and the First Amendment Note (each as defined herein), which were not registered pursuant to the Previous Registration Statement; and (ii) to convert the Previous Registration Statement from a Form S-3 into a registration statement on Form S-1.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus relating to 161,739,676 shares of common stock, including 80,979,026 shares of common stock which are registered hereby and 80,760,650 shares of common stock which were previously registered under the Previous Registration Statement. Upon effectiveness, this Registration Statement will act as a post-effective amendment to the Previous Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 19, 2012

Prospectus

UNIGENE LABORATORIES, INC.

161,739,676 Shares of Common Stock

This prospectus relates to the sale of up to 161,739,676 shares of Unigene Laboratories, Inc. common stock, par value $.01 per share, by the selling stockholders named in the “Selling Stockholders” section of this prospectus, of which 153,093,862 shares will be issuable upon the conversion of senior secured convertible notes held by the selling stockholders and the balance of which are currently held of record by the selling stockholders. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive any proceeds from the sale of our shares by the selling stockholders.  All costs, expenses and fees in connection with the registration of these shares will be borne by us.

Our common stock is quoted on the OTC Bulletin Board and the OTC Markets — OTCQB tier under the symbol “UGNE.” On October 17, 2012, the last reported closing price of our common stock was $0.2945 per share. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Pursuant to a Second Amended and Restated Registration Rights Agreement, dated as of September 21, 2012 (the “Second Restated Registration Rights Agreement”),  by and among us and the selling stockholders, we agreed to file the registration statements of which this prospectus forms a part to cover the resale by the selling stockholders of the shares of our common stock registered thereunder, including those shares issuable from time to time upon the conversion of senior secured convertible notes (pursuant to the terms and conditions set forth in such notes) issued by us to the selling stockholders pursuant to an Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among us, Victory Park Management, LLC (the “Agent”) and the selling stockholders (the “Restated Financing Agreement”), as amended by a Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among Unigene and the Agent, as administrative agent and collateral agent, and the selling stockholders (the “Forbearance Agreement”) (the Agent, collectively with the selling stockholders, are hereinafter referred to as “Victory Park”).

You should read this prospectus carefully before you invest. Please refer to “Risk Factors” on page 6 of this prospectus for a discussion of the material risks involved in investing in the shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. The selling stockholders may sell up to 161,739,676 shares of common stock described in this prospectus in one or more offerings.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered by the selling stockholders, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the offering of securities by the selling stockholders.  Each time the selling stockholders offer to sell securities, we may provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “Unigene,” “we,” “our,” “ours,” and “us” refer to Unigene Laboratories, Inc., which is a Delaware corporation headquartered in Boonton, New Jersey.  Unless otherwise stated, the dollar amounts contained in this prospectus and any accompanying prospectus supplement are presented in U.S. dollars.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in Unigene common stock under the heading “Risk Factors,” before investing in Unigene common stock. “Unigene®,” “Forcaltonin®,” and “Fortical®” are registered trademarks of Unigene Laboratories, Inc.

Business

Introduction

Unigene Laboratories, Inc., a biopharmaceutical company, was incorporated in the State of Delaware in 1980. Our single business segment focuses on the research, production and delivery of small proteins, referred to as peptides, for medical use. We have patented oral and nasal drug delivery technologies that have been shown to deliver medically useful amounts of various peptides into the bloodstream and patented manufacturing technologies for producing certain natural peptides cost-effectively. Collectively, we brand our patented peptide drug delivery and manufacturing technologies as “Peptelligence™”. We have three operating locations: administrative and regulatory offices in Boonton, New Jersey; a laboratory research facility in Fairfield, New Jersey; and a pharmaceutical production facility in Boonton, New Jersey.

As more fully described in this prospectus, in March 2010, we entered into the Restated Financing Agreement pursuant to which we issued three-year senior secured convertible notes in the aggregate original principal amount of $33,000,000 due in March 2013 (the “2010 Notes”).    The 2010 Notes were issued in exchange for then-existing outstanding notes in the aggregate principal amount of approximately $19,360,000 and for a cash payment (before closing expenses) of approximately $13,640,000.  Victory Park Credit Opportunities Master Fund, Ltd. (“Credit Opportunities Fund”), was the sole investor in the transaction.  Richard Levy, managing partner and founder of Victory Park Capital, was appointed Chairman of our board of directors in connection with the restructuring.  In September 2012, we entered into the Forbearance Agreement with the Agent and the selling stockholders pursuant to which we issued to a selling stockholder a one-year senior secured convertible note in the aggregate principal amount of $4,000,000 (the “First Amendment Note”) and re-issued to the selling stockholders all four 2010 Notes (the 2010 Notes as so re-issued, the “Re-issued Notes” and, together with the First Amendment Note, collectively, the “Notes”).  Between the date of issuance of the 2010 Notes and the date of the re-issuance of the 2010 Notes, the 2010 Notes were transferred by Credit Opportunities Fund to the selling stockholders, each of which is an affiliate of Credit Opportunities Fund, as set forth in the Selling Stockholders section of this prospectus.  All of the notes are convertible into shares of our common stock at the holder’s option.

Strategy

Our three-step strategic intent is focused on: increasing available cash for operations by prudent cash conservancy and incremental revenue generation; as resources permit, restructuring our debt and selectively investing in the advancement of existing core development programs; and maximizing shareholder value by exploiting the full potential of our Peptelligence™ technologies platform.

Strategic Business Units

We are pursuing this strategic intent and, for marketing purposes only, we have focused our resources into two strategic business units: Unigene Biotechnologies and Unigene Therapeutics.

Peptides are a rapidly growing therapeutic class with more than 150 programs currently in active development throughout the industry.  To date, more than fifty peptide-based therapeutics have reached the market. Our goal is to see our Peptelligence™ platform, which represents a distinctive set of capabilities and assets, incorporated into as many peptide programs as possible as they advance through development towards commercialization.

Our Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, peptide research and development expertise, and proprietary know-how. Our core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible recombinant manufacturing technologies.

We are focusing our Unigene Therapeutics development pipeline on metabolic and inflammatory diseases with significant unmet medical and socioeconomic needs. Programs which do not fit our core focus will continue to be monetized, out-licensed or terminated.  We also intend to focus our Unigene Biotechnologies business unit on generating near-term fee-for-service revenues and longer-term milestone payments and royalties by customizing drug delivery and manufacturing solutions for novel therapeutic peptides.

Our first product to market, Fortical®, a nasal calcitonin product, received approval from the United States Food and Drug Administration (the “FDA”) in 2005 and is marketed in the United States by Upsher-Smith Laboratories, Inc. (“USL”) for the treatment of postmenopausal osteoporosis. Other product development programs include oral calcitonin licensed to Tarsa Therapeutics, Inc. (“Tarsa”), which has completed Phase 3 testing for the treatment of osteoporosis, and oral parathyroid hormone (“PTH”), which has successfully completed Phase 2 clinical studies for the treatment of osteoporosis. Our oral PTH license with GlaxoSmithKline LLC (“GSK”) was terminated in December 2011 after we received notification from GSK of its product portfolio decision not to proceed with the oral PTH program. As a result, we regained the exclusive worldwide rights to the oral PTH program and are currently seeking a new licensee for this program.

Unigene Biotechnologies Business Unit

We are expanding our Peptelligence™ platform of peptide oral drug delivery and manufacturing assets and capabilities with the goal of establishing a portfolio of partnered opportunities. We plan to generate near-term revenue from fee-for-service feasibility studies and establish a solid foundation for potential high-value milestone payments and royalties. We hope to apply our Peptelligence™ platform to as many therapeutic peptide programs as possible and help our partners co-develop those peptides through advanced clinical testing and commercialization.  Since the formation of our Biotechnologies Business Unit, we have initiated 14 feasibility studies with various bio-pharmaceutical partners.

Unigene Therapeutics Business Unit

Unigene Therapeutics constitutes our own pipeline of proprietary peptide development programs focused on metabolic disease and inflammation. Currently, we are concentrating our peptide drug development expertise on the advancement of our lead proprietary preclinical anorexigenic peptide UGP281 for obesity.

In 2009, we licensed our late-stage oral calcitonin formulation to Tarsa, a venture-financed company founded exclusively to conduct Phase 3 clinical testing and prepare our proprietary oral calcitonin formulation for commercialization. We currently own an approximately 16% fully-diluted stake in Tarsa, subject to liquidating preferences and to possible future dilution. In March 2011, Tarsa announced positive Phase 3 study top-line results for its multinational, randomized, double-blind, placebo-controlled Phase 3 ORACAL trial in postmenopausal women with osteoporosis.  In October 2012, Tarsa also announced positive Phase 2 study top-line results for its 48-week oral calcitonin trial for prevention of bone loss in postmenopausal women with low bone mass.  In November 2011, we announced positive top-line results of our Phase 2 clinical study evaluating an experimental oral PTH analog for the treatment of osteoporosis in 93 postmenopausal women. The study achieved its primary endpoint of statistically significant percentage change from baseline of Bone Mineral Density (BMD).  We sponsored the Phase 2 study as part of the now terminated exclusive worldwide option and licensing agreement with GSK. We are actively seeking a licensing partner for our oral PTH program. We expect to present the full data from the Phase 2 study in a peer review journal in the fourth quarter of 2012.

In February 2011, we announced our plans to accelerate the development of our lead proprietary anorexigenic peptide, UGP281. An anorexigenic peptide is one that diminishes or controls appetite and offers potential therapeutic benefit to obese patients. This program is currently completing pre-clinical development and toxicology studies following which we will prepare to file an Investigational New Drug (IND) application with the FDA to begin clinical testing.

In October 2011, Unigene and Nordic Bioscience announced our decision to establish a Joint Development Vehicle to progress up to three of our internally developed, proprietary calcitonin analogs through Phase 2 proof-of-concept in humans for the treatment of Type 2 diabetes, osteoarthritis and osteoporosis.  In August 2012, we announced the preliminary selection of our lead compound for the Type 2 diabetes indication (UGP302).

During 2010, our Annexin 1 analog and Site Directed Bone Growth (“SDBG”) programs were put on hold to conserve cash. In September 2011, we sold our SDBG program by assigning seven patent applications to Kieran Murphy, LLC, and, in connection with this sale, we terminated an Exclusive License Agreement and Consulting Agreement with Kieran Murphy, LLC, as well as a License Option Agreement and Research Agreement with Yale University. In exchange for the assignment of the patents and patent applications, we are eligible to receive sales royalties and future licensing revenue and/or a percentage of all considerations received upon the subsequent sale of the SDBG patent portfolio by Kieran Murphy, LLC.  Our business strategy is to develop proprietary products and processes with applications in human health care to generate revenues from license fees, royalties on third-party sales and direct sales of bulk or finished products. Generally, we fund our internal research activities and, due to our limited financial resources, we rely on licensees, which are likely to be established pharmaceutical companies, to provide development funding. We also generally expect to rely on these licensees to take responsibility for obtaining appropriate regulatory approvals, human testing and marketing of products derived from our research activities. However, we may, in some cases, retain the responsibility for human testing and for obtaining the required regulatory approvals for a particular product.

Our patented manufacturing and drug delivery technologies provide the technological foundation for our business strategy. The potential pharmaceutical products that we are developing use one or, in some cases, both of these technologies. Our oral calcitonin and oral PTH products would utilize our peptide production process, as well as our oral drug delivery system for peptides. These products are currently in development and, if approved, they most likely would be introduced into the market years from now.

Our products, other than Fortical in the United States, will require clinical trials and/or approvals from regulatory agencies, and all of our products will require acceptance in the marketplace. There are risks that these clinical trials will not be successful and that we will not receive regulatory approval or significant revenue for these products. We compete with specialized biotechnology companies, major pharmaceutical and chemical companies and universities and research institutions. Most of these competitors have substantially greater resources than we do.

Corporate Information

Unigene is incorporated under the laws of the State of Delaware. Our executive offices are located at 81 Fulton Street, Boonton, New Jersey 07005, and our telephone number at this location is (973) 265-1100. The address of our website is www.unigene.com. Information on our website is not part of this prospectus.

Unigene Common Stock

Unigene common stock trades on the OTC Bulletin Board and the OTC Markets — OTCQB tier under the symbol “UGNE.”

About This Offering

On September 30, 2008, we entered into a Financing Agreement (the “Original Financing Agreement”) with the Agent, Credit Opportunities Fund and Victory Park Special Situations Master Fund, Ltd. (“Special Situations Fund,” and together with Credit Opportunities Fund, collectively, the “Funds”), pursuant to which the Funds purchased $20,000,000 of three-year senior secured non-convertible term notes (the “Original Notes”) from us and we issued 1,500,000 shares of common stock to the Funds at two closings (the “Shares”).

On October 19, 2009, in connection with the Omnibus Amendment Agreement that we entered into with the Funds, we issued 300,000 shares of common stock (the “Exchange Shares”) to Special Situations Fund in exchange for Special Situations Fund’s surrender of a warrant to purchase 1,000,000 shares of common stock pursuant to the terms of a Warrant Exchange Agreement.  The Funds also had collectively purchased an aggregate of 6,845,814 shares of our common stock in open market transactions and privately negotiated transactions (the “Other Shares”).  In March 2010, Special Situations Fund sold and assigned to Credit Opportunities Fund all of its rights, title and interest in and to the Original Notes, the Shares, the Exchange Shares and the Other Shares.  The Shares, the Exchange Shares and the Other Shares were subsequently transferred by Credit Opportunities Fund to certain of the selling stockholders, each of which is an affiliate of Credit Opportunities Fund, as set forth below in the Selling Stockholders section of this prospectus.

On March 16, 2010, we entered into the Restated Financing Agreement with Agent, as administrative agent and collateral agent, and Credit Opportunities Fund, and, under the Restated Financing Agreement, we issued the 2010 Notes, in exchange for the Original Notes in the outstanding aggregate principal amount of approximately $19,360,000 and for a cash payment (before closing expenses) of approximately $13,640,000.  On each of March 17, 2011 and March 17, 2012, pursuant to the terms of the 2010 Notes, accrued interest payable through such date was capitalized and added to the outstanding principal balance of the respective 2010 Notes.

Between the date of issuance of the 2010 Notes and September 24, 2012, the 2010 Notes were transferred by Credit Opportunities Fund to the selling stockholders, each of which is an affiliate of Credit Opportunities Fund, as set forth below in the Selling Stockholders section of this prospectus.

On September 21, 2012, we entered into the Forbearance Agreement with Agent, as administrative agent and collateral agent, and the selling stockholders, pursuant to which we issued the First Amendment Note to a selling stockholder, and, on September 24, 2012, we re-issued to the selling stockholders the Re-issued Notes.

Of the 161,739,676 shares of common stock that we are registering on this registration statement, 153,093,862 shares will be issuable upon conversion of the Notes.  The total dollar value of these 153,093,862 Conversion Shares was $16,074,855.51 based on the $0.105 closing price per share of our Common Stock on September 21, 2012, when the terms of the Notes were finalized upon execution of the Forbearance Agreement.

The table below more fully describes the net proceeds we received from the sale of the Original Notes, the 2010 Notes and the First Amendment Note:

	Net Proceeds From the Sale of the Original Notes
	Gross Cash Proceeds	Related Disbursements and Value of Stock Issued in Connection with Sale of the Original Notes		Net Proceeds
Original Notes issued September 30, 2008(1)	$15,000,000	$1,779,250	(2)	$13,220,750
Original Notes issued May 22, 2009(1)	$5,000,000	$621,750	(3)	$4,378,250

	Net Proceeds From the Sale of the 2010 Notes
	Gross Cash Proceeds		Related Disbursements and Value of Stock Issued in Connection with Sale of the Notes		Net Proceeds
2010 Notes issued March 17, 2010	$13,642,473	(1)(4)	$2,007,534	(5)	$11,634,939

	Net Proceeds From the Sale of the First Amendment Note
	Gross Cash Proceeds	Related Disbursements and Value of Stock Issued in Connection with Sale of the Notes		Net Proceeds
First Amendment Note issued September 21, 2012	$4,000,000	$500,000	(6)	$3,500,000
Total Net Proceeds from Sale of Original Notes, the 2010 Notes and the First Amendment Note				$32,733,939

(1)	The Original Notes were cancelled on March 17, 2010 pursuant to the terms of the Restated Financing Agreement and in connection with the issuance of the 2010 Notes.

(2)
Consisting of a $450,000 closing fee; the issuance of 1,125,000 shares of common stock (valued based on the $1.09 closing price per share on the issuance date); and $103,000 in legal and due diligence fees.  This does not include $1,050,000 of interest prepaid on September 30, 2008.

(3)
Consisting of a $150,000 closing fee; the issuance of 375,000 shares of common stock (valued based on the $0.97 closing price per share on the issuance date); and $108,000 in legal and due diligence fees.  This does not include $358,000 of interest prepaid on May 22, 2009.

(4)
The aggregate original principal amount of the 2010 Notes was $33,000,000, and the 2010 Notes were issued in exchange for cancellation of the outstanding aggregate principal amount of $19,357,527 on the Original Notes, and for a cash payment (before closing expenses) of $13,642,473.

(5)	Consisting of:

•	$714,274 in fees paid to RBC;

•	$665,000 in fees paid to Victory Park Management, LLC;

•	$1,987 in fees paid to Land Services USA, Inc.; and

•	$626,273 in various legal fees paid.

(6)
Consisting of a $500,000 deposit made by Unigene with the Agent on September 21, 2012 (out of the $4,000,000 purchase price for the First Amendment Note) to reimburse the Agent and the selling stockholders for certain existing and future fees, costs and expenses incurred by (or to be incurred by) the Agent and the selling stockholders in connection with the transactions contemplated by the Restated Financing Agreement and the Forbearance Agreement.

The Notes accrue interest at a rate per annum equal to the greater of (i) the prime rate plus 5% and (ii) 15%.  The Notes are convertible into shares of Unigene common stock (the “Conversion Shares”) at the holder’s option.  The initial conversion rate for the First Amendment Note is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.05 per share.  The initial conversion rate for the Re-issued Notes is calculated by dividing the sum of the principal to be converted, plus all accrued and unpaid interest thereon, by $0.15 per share.  If we subsequently make certain issuances of common stock or common stock equivalents at an effective purchase price less than the then-applicable conversion price, the conversion price of the Notes will be reduced to such lower price.

In addition, subject to the terms and conditions of the Forbearance Agreement, each selling stockholder has agreed, with respect to its pro rata share of the sum of the first $3,500,000 of mandatory prepayments received by the selling stockholders pursuant to the Restated Financing Agreement (other than mandatory prepayments made with the proceeds of the sale of tax benefits resulting from net operating losses for prior periods (“NOL Sale Proceeds”)) plus the amount of any mandatory prepayments received by the selling stockholders pursuant to the Restated Financing Agreement on account of NOL Sale Proceeds (such sum, the “Re-Loan Amount”), such selling stockholder shall make available to Unigene additional loans in an aggregate principal amount not to exceed such selling stockholder’s pro rata share of the Re-Loan Amount.  Upon selling stockholders funding such additional loans to Unigene, such amounts so funded to Unigene shall be deemed loans funded under the Restated Financing Agreement and shall be evidenced by notes (“Re-Loan Notes”), all on the same terms as, and on a pari passu basis with, the loans evidenced by the First Amendment Note issued on September 21, 2012, except that any Re-Loan Note shall have an initial conversion price equal to the conversion price of the Re-issued Notes in effect on the date of issuance of such Re-Loan Note.

Assuming $47,816,609.39 aggregate principal amount of Notes together with accrued interest thereon of $10,704,410.41 is outstanding at maturity of the Notes for the full term of the Notes, and assuming a conversion price of $0.15 for the Reissued Notes and a conversion price of $0.05 for the First Amendment Note, the Notes will be convertible into approximately 451,584,576 Conversion Shares.  Under the Second Restated Registration Rights Agreement, we are required to file and must continue to maintain effective with the SEC a registration statement covering the resale of all of the Shares, the Exchange Shares, the Other Shares and the Conversion Shares.  However, the number of our authorized shares of common stock is currently insufficient to cover all the Conversion Shares issuable if such Notes were converted in full.   This prospectus covers the Shares, the Exchange Shares, the Other Shares and a portion of the Conversion Shares issuable to the selling stockholders upon conversion of the Notes, up to the number of shares of common stock that we have authorized, unissued and otherwise unreserved.  Currently, we have reserved for issuance and delivery, upon conversion of the Notes, 153,093,862 shares of authorized, unissued and otherwise unreserved common stock.

As required under the Forbearance Agreement, we are seeking stockholder approval at our next meeting of stockholders to be held on or prior to January 21, 2013 to increase the number of authorized shares of common stock to a number that will be sufficient to cover the full number of Conversion Shares plus a buffer equal to an additional 10% of those shares.  If stockholder approval is obtained, we intend to promptly file an amendment to our Certificate of Incorporation to effect such increase in the number of authorized shares of our common stock (the “Amendment”).  If stockholder approval of the Amendment is not so obtained, we will be required to call a stockholders meeting every four months to seek approval of the Amendment until the date on which such approval is obtained.  Thereafter, we will be required to file with the SEC a new registration statement covering the resale of Conversion Shares not then covered by an effective registration statement for resales pursuant to Rule 415.

As of October 19, 2012, there were 95,586,644 shares of our common stock outstanding, including the Shares, the Exchange Shares and the Other Shares.  The number of shares outstanding does not include the additional 153,093,862 shares of common stock being registered hereunder that the selling stockholders may acquire upon conversion of the Notes.  The 161,739,676 shares offered by this prospectus represent approximately 65.0% of the total common stock outstanding as of October 19, 2012, assuming the issuance of 153,093,862 Conversion Shares.

The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by any selling stockholder will be borne by it.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties.  Before making an investment decision, you should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including but not limited to our most recent Annual Report filed on Form 10-K, which is incorporated by reference in this prospectus.

In addition to the risk factors incorporated by reference in this prospectus, before you decide to invest in our securities, you should also consider the following risks.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm added a paragraph to their opinion issued in connection with their audit of the financial statements as of and for the year ended December 31, 2011 that emphasizes conditions that raise substantial doubt about our ability to continue as a going concern. Our ability to generate additional revenue or obtain additional funding will determine our ability to continue as a going concern for a reasonable period of time. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We require additional cash to sustain our operations and our ability to secure additional cash is uncertain.

We had cash flow deficits from operations of $1,719,000 for the six months ended June 30, 2012, $6,766,000 for the year ended December 31, 2011, $1,669,000 for the year ended December 31, 2010, and $11,291,000 for the year ended December 31, 2009. We believe that, in the near-term, we will generate cash to apply toward funding our operations through Fortical royalties and sales; from anticipated receipt of licensing fees and revenue generated from fee-for-service feasibility studies; and from other corporate development activities.  These funds may not be adequate to fully support our operations in the near-term.  Notwithstanding the refinancing arrangement with Victory Park we entered into on September 21, 2012, we continue to need additional sources of cash in order to maintain all of our future operations. Based upon management’s projections, we believe our current cash should be sufficient to support our current operations through at least the first half of 2013. We may be unable to raise, on acceptable terms, if at all, the substantial capital resources necessary to conduct our operations. If we are unable to raise the required capital, we may be forced to further limit some or all of our research and development programs and related operations, curtail development of our product candidates and the ability to license our technologies, and, ultimately, cease operations. Our future capital requirements will depend on many factors, including:

•	our ability to engage new partners for fee-for-service feasibility studies and licensing agreements;
•	the level of Fortical sales, particularly in light of new and potential competition;
•	our ability to successfully defend our Fortical patent against Apotex’s claim;
•	the generation of revenue from our Tarsa agreement;
•	continued scientific progress in our discovery and research programs;
•	progress with preclinical studies and clinical trials;
•	the magnitude and scope of our discovery, research and development programs;
•	our ability to maintain existing, and establish additional, corporate partnerships and licensing arrangements;
•	our partners’ ability to sell and market our products or their products utilizing our technologies;
•	the time and costs involved in obtaining regulatory approvals;
•	the time and costs involved in maintaining our production facility;
•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and
•	the pharmaceutical industry’s need to acquire or license new technologies and products.

Our success is dependent on our ability to establish and maintain commercial partnerships and currently we have only two significant license agreements; we may not be able to relicense our oral PTH program.

We are pursuing additional opportunities to license or enter into distribution arrangements for products that utilize our oral and nasal delivery technologies and/or our manufacturing technology, as well as our other technologies.  Given the current state of our financial position, the success of such commercial partnerships is important for us to maintain our current operations.  However, we may not be successful in any of these efforts.

We do not currently have, nor do we expect to have in the near future, sufficient financial resources and personnel to develop and market products on our own. Accordingly, we expect to continue to depend on pharmaceutical companies for revenues from sales of products, research sponsorship and distribution of our products.

The process of establishing partnerships is difficult and time-consuming. Our discussions with potential partners may not lead to the establishment of new partnerships on favorable terms, if at all. If we successfully establish new partnerships, the partnerships may never result in the successful development of our product candidates or the generation of significant revenue. Management of our relationships with these partners would require:

•	significant time and effort from our management team;
•	coordination of our research with the research priorities of our corporate partners;
•	effective allocation of our resources to multiple projects; and
•	an ability to attract and retain key management, scientific, production and other personnel.

We may not be able to manage these relationships successfully.

We currently have significant license agreements with USL in the United States for Fortical and with Tarsa worldwide (except for China) for oral calcitonin. Our oral PTH license with GSK was terminated in December 2011 after we received notification from GSK of its decision not to proceed with the oral PTH program.  As a result, we regained the exclusive worldwide rights to the oral PTH program and are currently seeking a new licensee for this program.  We do not currently have the resources to fund additional clinical development for oral PTH without a new licensee.

There are numerous default provisions under the Restated Financing Agreement, as amended by the Forbearance Agreement. Unless we are able to generate or raise cash, we will default under these agreements.

Under the Restated Financing Agreement, as amended by the Forbearance Agreement, future events of defaults include a quarterly cash flow reconciliation that shows a negative variance of 10% or more of actual cash revenue minus actual cash expenses for an applicable quarter versus the applicable quarterly cash flow forecast delivered by us; failure to maintain a cash balance in a specified account in excess of $250,000; failure to pay principal or interest; filing for bankruptcy; breach of covenants, representations or warranties; the occurrence of a material adverse effect (as defined in the Restated Financing Agreement); a change in control (as defined in the Restated Financing Agreement); any material decline or depreciation in the value or market price of the collateral; the failure of any registration statement required to be filed to be declared effective by the SEC, and maintained effective pursuant to the terms of the Second Restated Registration Rights Agreement; failure to obtain the Amendment; a Conversion Failure (as defined in the Notes) and a breach of any agreement or covenant contained in the Forbearance Agreement.  Upon any default, among other remedies, both principal and interest would be accelerated and additional charges would apply.  In addition, there is no assurance that the Notes will be converted into common stock, in which case, we may not have sufficient cash from operations or from new financings to repay the Notes when they come due.  There can be no assurance that new financings will be available on acceptable terms, if at all. In the event that we default, Victory Park could acquire control of the Company and will have the ability to force us into involuntary bankruptcy and liquidate our assets.

If our stockholders do not approve the amendment to our certificate of incorporation, we may be in default under the terms of the Restated Financing Agreement, as amended by the Forbearance Agreement.

At our next meeting of stockholders, we will seek stockholder approval of the Amendment to increase the total number of authorized shares of common stock available for issuance from 275,000,000 to 650,000,000.  Under the Forbearance Agreement, if stockholder approval of the Amendment is not so obtained, we will be required to call a stockholders meeting every four months to seek approval of the Amendment until the date on which such approval is obtained.  This undertaking will be costly and will distract management from the business of running Unigene.

In addition, in the event the Amendment is not approved by the stockholders, we will not have a sufficient number of shares of common stock authorized and available for issuance upon conversion of the Notes.  Pursuant to the terms of the Notes, if for any reason, the holders have not received all of the Conversion Shares prior to the third business day after Unigene has received a notice for conversion of the Notes, such failure will result in an event of default under the Restated Financing Agreement as amended by the Forbearance Agreement.  Upon such an event of default, in addition to all other available remedies that the holders of the Notes may pursue under the Notes and the Restated Financing Agreement, as amended by the Forbearance Agreement, we are required to pay certain additional damages to such holders for each day after the date on which such conversion is not timely effected, as set forth in the Notes.  Furthermore, upon such an event of default, the holders may require Unigene to redeem all or any portion of the Notes at the price equal to the greater of (i) an amount equal to the sum of one hundred fifteen percent (115%) of the outstanding principal amount of the Notes, plus accrued and unpaid interest, plus accrued and unpaid late charges and (ii) an amount equal to the product of (A) the number of shares into which the principal amount and all accrued and unpaid interest outstanding under the Notes may be converted at the time of the default pursuant to the terms of the Notes, multiplied by (B) the market value per share of common stock as determined under the Restated Financing Agreement, as amended by the Forbearance Agreement. Notwithstanding the foregoing, prior to the filing of the Amendment, we are not obligated to issue Conversion Shares in excess of the number of shares required to be reserved for issuance under the terms of the Restated Financing Agreement, as amended by the Forbearance Agreement.

We have recommended that the stockholders vote in favor of the Amendment. However, we cannot guarantee if or when the Amendment will be approved by our stockholders. If such Amendment is not approved by our stockholders, we may be in default under the terms of the Forbearance Agreement and the holders could require mandatory redemption as described above.  Such a mandatory redemption would likely leave us with insufficient working capital to operate our business and would likely force us to seek additional financing to fund that redemption and our operations on terms that could be unfavorable and that could materially and adversely affect the interests of our stockholders.  There can be no assurance given that we would have sufficient cash on hand or that we would be able to obtain such additional financing (on any terms) to fund the mandatory redemption.

Recent developments in the European market may negatively impact our operations.

On July 20, 2012 the European Medicines Agency (“EMA”) issued a press release concerning the marketability of approved calcitonin products in Europe, concluding there was evidence of a small increased risk of cancer with long-term use of current calcitonin medications approved and commercially available in Europe since 1973, and calling for curtailment of calcitonin usage.  On August 1, 2012, Health Canada announced that it is reviewing whether to follow European medical authorities and restrict use of a nasal spray prescribed to prevent osteoporosis because of the increased risk of cancer.

We licensed to USL our patented nasal formulation of calcitonin for commercialization in the United States and have licensed the development and worldwide commercialization rights (except China) for our Phase 3 oral calcitonin to Tarsa.  However, since neither the Company nor its licensees are Market Authorization Holders in Europe, they do not have the right to appeal the EMA's recommendation.  The potential regulatory and commercial impact of this announcement on calcitonin related products marketed or under development by our licensees and partners in Europe and other markets as well as the resulting financial impact on our future business operations is currently being evaluated.  There is a possibility that other regulatory authorities, including the FDA, could take actions as a result of the EMA recommendation, including withdrawing calcitonin products from the market or limiting their use.  This could materially adversely affect our finances and operations by reducing or eliminating sales and royalties on Fortical, limiting the value of current calcitonin development projects and limiting the potential value of our investment in Tarsa.  Additionally, this could impact the carrying value of our assets, including fixed assets, inventories and patents, as well as our ability to obtain adequate financing.

We are in default of our debt agreement with the Founders.

On May 29, 2012, we entered into an agreement with Jay Levy, the estate of Jean Levy, Warren Levy and Ronald Levy (the “Founders”) to settle our debt obligations to the Founders.  Pursuant to the settlement agreement, the Founders agreed to settle any and all outstanding obligations due from us in exchange for (i) two installment payments of $150,000 due in May and June 2012, which were subsequently paid by us; (ii) $7,700,000 payable on or before September 30, 2012; and (iii) the issuance of 5,000,000 shares of our common stock.  In light of the recent EMA recommendation, the expected financial impact on business operations and our inability to raise funds, we were not in a position to fund the debt settlement with the Founders and as a result, we remain in debt to the Founders for a total of $22,990,000 in principal and accrued interest as of September 30, 2012.

The conversion of the Notes will have a dilutive effect on our stock price and could lead to a change in control.

In March 2010, we issued the 2010 Notes to the selling stockholders which come due in March 2013 (which 2010 Notes were re-issued in September 2012), and in September 2012, we issued the First Amendment Note to the selling stockholders.  The initial conversion rate, which is subject to adjustment as set forth in the Notes, is calculated by dividing the sum of the principal to be converted, plus all accrued and unpaid interest thereon, by $0.15 per share for the Re-issued Notes and $0.05 for the First Amendment Note. If we subsequently make certain issuances of common stock or common stock equivalents at an effective purchase price less than the then-applicable conversion price, the conversion price of the Notes will be reduced to such lower price. Assuming that the Notes were converted in full on September 30, 2012 at the current conversion prices (with conversion of the original principal amount plus interest thereon into the conversion shares), then, together with the shares and other securities owned by them, the selling stockholders would beneficially own in the aggregate approximately 79% of our outstanding common stock (as diluted by outstanding options) as of that date.

Our strategic realignment might not be successful.

In September 2010, we announced a realignment of our business and the creation of two new highly focused strategic business units. Our new strategic business units may not be successful or effectively implemented. Also, we may be unable to enter into mutually acceptable agreements with third party partners to use our peptide drug delivery platform and/or manufacturing capabilities. If we are unsuccessful, it could have a material adverse effect on our financial condition, results of operations and cash flow.

Our operations for future years are highly dependent on the successful marketing and sales of Fortical and could be further impacted by generic or other competition.

Fortical is our only product approved by the FDA. Any factors that adversely impact the marketing of Fortical including, but not limited to, competition, including generic competition and/or product substitutions, acceptance in the marketplace, or delays related to production and distribution or regulatory issues, will have a negative impact on our cash flow and operating results. For 2011, compared to 2010, Fortical sales decreased 27% while Fortical royalties decreased 46%.  We expect our revenues from Fortical to decrease in Q4 2012 and Q1 2013 because sales of Fortical were brought forward at USL’s request.  Fortical sales to USL are at a fixed transfer price, while Fortical royalties reflect both declining unit sales as well as declining net selling price.  In December 2008, Apotex and Sandoz launched nasal calcitonin products which are generic to Novartis’ nasal calcitonin product, but not to Fortical. In June 2009, Par also launched a product generic to Novartis’ nasal calcitonin product. Certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease. Further decreases in Fortical sales or royalties could have a material adverse effect on our business, financial condition and results of operations.

We have significant historical losses and may continue to incur losses in the future.

We have incurred annual losses since our inception, and we may never achieve profitability. As a result, at June 30, 2012, we had an accumulated deficit of approximately $199,996,000. Our gross revenues for the six months ended June 30, 2012 were approximately $4,489,000 and for the years ended December 31, 2011, 2010 and 2009 were $20,508,000, $11,340,000, and $12,792,000, respectively. Our revenues have not been sufficient to sustain our operations. Revenue consisted primarily of Fortical sales and royalties, licensing revenue and Peptelligence™ revenue. As of December 31, 2011, we had two material revenue generating license agreements. We believe that to achieve profitability we will require at least the successful commercialization of one or more of our licensees’ oral or nasal calcitonin products, our oral PTH product, our obesity program or another peptide product or biotechnology in the U.S. and/or abroad. However, our products or technologies may never become commercially successful. For the six months ended June 30, 2012, we had losses from operations of $4,643,000 and for 2011, 2010 and 2009, we had losses from operations of $3,466,000, $10,324,000, and $12,380,000, respectively. Our net losses for the six months ended June 30, 2012 were $11,490,000 and for the years ended December 31, 2011, 2010 and 2009 were $17,926,000, $27,868,000, and $13,380,000, respectively.

Most of our products are in early stages of development and we and our licensees may not be successful in efforts to develop a calcitonin, PTH or other peptide product that will produce revenues sufficient to sustain our operations.

Our success depends on our and our licensees’ ability to commercialize a calcitonin, PTH or other peptide product that will generate revenues sufficient to sustain our operations. Except for Fortical, most of our products are in early stages of development and we and our licensees may never develop a calcitonin, PTH or other peptide product that makes us profitable. Our ability to achieve profitability is dependent on a number of factors, including our and our licensees’ ability to complete development efforts, obtain regulatory approval for additional product candidates and successfully commercialize those product candidates or our technologies. We believe that the development of more desirable formulations is essential to expand consumer acceptance of peptide pharmaceutical products. However, we may not be successful in our development efforts, or other companies may develop such products, or superior products, before we do.

We may not be successful in our efforts to gain regulatory approval for our products other than Fortical and, if approved, the approval may not be on a timely basis.

Even if we or our licensees are successful in our development efforts, we may not be able to obtain the necessary regulatory approval for our products other than Fortical. The FDA must approve the commercial manufacture and sale of pharmaceutical products in the United States. Similar regulatory approvals are required for the sale of pharmaceutical products outside of the United States. None of our products other than Fortical has been approved for sale in the United States, and our other products may never receive the approvals necessary for commercialization. We must conduct further human testing on certain of our products before they can be approved for commercial sale and such testing requires the investment of significant resources. Any delay in receiving, or failure to receive, these approvals would adversely affect our ability to generate product revenues.

We may not be successful in efficiently developing, manufacturing or commercializing our products.

Because of our limited financial resources and our lack of a marketing organization, we are likely to rely on licensees or other parties to perform one or more tasks for the commercialization of our pharmaceutical products, such as USL to market and distribute Fortical in the U.S. If any of our products are approved for commercial sale, the product will need to be manufactured in commercial quantities at a reasonable cost in order for it to be a successful product that can generate profits. We may incur additional costs and delays while working with these parties, and these parties may ultimately be unsuccessful in the commercialization of a product.

Because we are a biopharmaceutical company, our operations are subject to extensive government regulation.

Our laboratory research, development and production activities, as well as those of our collaborators and licensees, are subject to significant regulation by federal, state, local and foreign governmental authorities. In addition to obtaining FDA approval and other regulatory approvals for our products, we must maintain approvals for our manufacturing facility to produce calcitonin, PTH and other peptides for human use. The regulatory approval process for a pharmaceutical product requires substantial resources and may take many years. Our inability to obtain approvals or delays in obtaining approvals would adversely affect our ability to continue our development program, to manufacture and sell our products, and to receive revenue from milestone payments, product sales or royalties.

The FDA and other regulatory agencies may audit our production facility at any time to ensure compliance with cGMP guidelines. These guidelines require that we conduct our production operation in strict compliance with our established rules for manufacturing and quality controls. Any of these agencies can suspend production operations and product sales if they find significant or repeated deviations from these guidelines. A suspension would likely cause us to incur additional costs or delays in product development. In addition, we are subject to the U.S. Foreign Corrupt Practices Act, which prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity. It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. Our present and future business is, and will continue to be, subject to various other laws, rules and/or regulations applicable to us as a result of our international business.

Fortical currently faces competition from large pharmaceutical companies and, if our other products receive regulatory approval, these other products would also face competition from large pharmaceutical companies with superior resources.

We are engaged in developing pharmaceutical products, which is a rapidly changing and highly competitive field. To date, we have concentrated our efforts primarily on products to treat one indication — osteoporosis. Like the market for any pharmaceutical product, the market for treating osteoporosis has the potential for rapid, unpredictable and significant technological change. Competition is intense from specialized biotechnology and biopharmaceutical companies, major pharmaceutical and chemical companies and universities and research institutions. In December 2008, Apotex and Sandoz launched nasal calcitonin products which are generic to Novartis’ nasal calcitonin product, but not to Fortical. In June 2009, Par also launched a product generic to Novartis’ nasal calcitonin product. Certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease. There could also be future competition from products that are generic to Fortical, including Apotex’s product that is the subject of our ANDA litigation. Fortical also faces competition from large pharmaceutical companies that produce other osteoporosis products and, if any of our other products receive regulatory approval, these other products likely would also face competition from large pharmaceutical companies with substantially greater financial resources, research and development staffs and facilities, and regulatory experience than we have. Major companies in the field of osteoporosis treatment include Novartis, Merck, Eli Lilly and Sanofi-Aventis. One or more of these potential competitors could, at any time, develop products or a manufacturing process that could render our technology or products noncompetitive or obsolete.

Our success depends upon our ability to protect our intellectual property rights.

We filed applications for U.S. patents relating to proprietary peptide manufacturing technology and oral and nasal formulations that we have invented in the course of our research. Our most important U.S. manufacturing and delivery patents expire from 2016 to 2026 and we have applications pending that could extend that protection. To date, twenty-five U.S. patents have issued and other applications are pending. We have also made patent application filings in selected foreign countries and seventy-six foreign patents have issued with other applications pending. We face the risk that any of our pending applications will not be issued as patents. In addition, our patents may be found to be invalid or unenforceable. Our business also is subject to the risk that our issued patents will not provide us with significant competitive advantages if, for example, a competitor were to independently develop or obtain similar or superior technologies. To the extent we are unable to protect our patents and patent applications, our investment in those technologies may not yield the benefits that we expect.

We also rely on trade secrets to protect our inventions. Our policy is to include confidentiality obligations in all research contracts, joint development agreements and consulting relationships that provide access to our trade secrets and other know-how. However, parties with confidentiality obligations could breach their agreements causing us harm. If a secrecy obligation were to be breached, we may not have the financial resources necessary for a legal challenge. If licensees, consultants or other third parties use technological information independently developed by them or by others in the development of our products, disputes may arise from the use of this information and as to the ownership rights to products developed using this information. These disputes may not be resolved in our favor and could materially impact our business.

Our technology or products could give rise to product liability claims.

Our business exposes us to the risk of product liability claims from human testing, manufacturing and sale of pharmaceutical products. The administration of drugs to humans, whether in clinical trials or commercially, can result in product liability claims even if our products are not actually at fault for causing an injury. Furthermore, our products may cause, or may appear to cause, adverse side effects or potentially dangerous drug interactions that we may not learn about or understand fully until the drug is actually manufactured and sold. Product liability claims can be expensive to defend and may result in large judgments against us. Even if a product liability claim is not successful, the adverse publicity, time and expense involved in defending such a claim may interfere with our business. We may not have sufficient resources to defend against or satisfy these claims. We currently maintain $10,000,000 in product liability insurance coverage. However, this amount may not be sufficient to protect us against losses or may be unavailable in the future on acceptable terms, if at all.

The global financial crisis may adversely affect our business and financial results.

The global credit crisis that began in 2007 was further exacerbated by events occurring in the financial markets in the fall of 2008, and has continued into 2012. These events have negatively impacted the ability of corporations to raise capital through equity financings or borrowings. The credit crisis may continue for the foreseeable future. Based upon management’s projections, we believe our current cash should be sufficient to support our current operations through the first half of 2013.  At that time, we may not be able to raise capital on reasonable terms, if at all. In addition, uncertainty about current and future global economic conditions may impact our ability to license our products and technologies to other companies and may cause consumers to defer purchases of prescription medicines, such as Fortical, in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, future demand for our product could differ from our current expectations.

We may be unable to retain key employees and members of our board of directors or recruit additional qualified personnel.

Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical, production and managerial personnel. There is intense competition for qualified personnel in our business. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business.  To promote the retention of our employees and directors, and to motivate them, on September 20, 2012, our board of directors approved the issuance of retention stock option grants outside of our existing equity compensation plan to all of the existing employees and directors (except Richard Levy).  There is no guarantee that these grants will serve to prevent our employees, including our key employees, or directors from resigning.  The loss of the services of existing personnel or members of our board of directors, as well as the failure to recruit additional key personnel in a timely manner, could harm our programs and our business.

Compliance with regulations governing public company corporate governance and reporting is complex and expensive.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the eXtensible Business Reporting Language, or XBRL. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 was enacted into law. This legislation makes significant changes to corporate governance and executive compensation rules for public companies across all industries. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

The market price of our common stock is volatile.

The market price of our common stock has been, and we expect it to continue to be, highly unstable. Factors, including our announcement of technological improvements or announcements by other companies, regulatory matters, research and development activities, new or existing products or procedures, signing or termination of licensing agreements, concerns about competition, sales, our financial condition, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, and public concern over the safety of activities or products have had a significant impact on the market price of our stock. We expect such factors to continue to impact our market price for the foreseeable future. In addition, future sales of shares of our common stock by us or our stockholders, and by the exercise and subsequent sale of our common stock by the holders of outstanding and future warrants and options, could have an adverse effect on the price of our stock.

Our common stock is classified as a “penny stock” under SEC rules, which may make it more difficult for our stockholders to resell our common stock.

Our common stock is traded on the OTC Bulletin Board and the OTC Markets — OTCQB tier. As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it was listed on a stock exchange. Because Unigene common stock is not traded on a stock exchange and the market price of the common stock is less than $5.00 per share, the common stock is classified as a “penny stock.” Rule 15g-9 of the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an “established customer” or an “accredited investor.” These include the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

If provisions in our stockholder rights plan or Delaware law delay or prevent a change in control of Unigene, we may be unable to consummate a transaction that our stockholders consider favorable.

In December 2002, we adopted a stockholder rights plan. This stockholder rights plan increases the costs that would be incurred by an unwanted third party acquirer if such party owns or announces its intent to commence a tender offer for more than 15% of our outstanding common stock. The plan is designed to assure our board of directors a full opportunity to review any proposal to acquire us. However, the plan could prolong the take-over process and, arguably, deter a potential bidder. These provisions apply even if the offer may be considered beneficial by some stockholders, and a takeover bid otherwise favored by a majority of our stockholders might be rejected by our board of directors. In addition, specific sections of Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

Accounting for our revenues and costs involves significant estimates which, if actual results differ from estimates, could have a material adverse effect on our financial position and results of operations.

Accounting for our contract related revenues and costs as well as other cost items requires management to make a variety of significant estimates and assumptions. Although we believe we have sufficient experience and processes in place to enable us to formulate appropriate assumptions and produce reliable estimates, these assumptions and estimates may change significantly in the future and these changes could have a material adverse effect on our financial position and the results of our operations.

We may not be able to renew our Directors and Officers insurance policy, as well as our other insurance policies, including our product liability insurance policy.

As a result of our financial condition, including lack of liquidity, we may not be able to renew our existing insurance on terms that are acceptable to us, if at all.  If we are unable to maintain adequate insurance coverage this would have a material adverse effect on our ability to sustain operations.  Furthermore, if we do not have an effective D&O insurance policy, it will be extremely difficult to attract qualified directors and officers.

FORWARD-LOOKING STATEMENTS

Various statements that we make in this prospectus under the captions “Prospectus Summary” and “Risk Factors” and elsewhere in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those discussed in “Risk Factors” above, that may cause the actual results, performance or activities of our business, or industry results, to be materially different from any future results, performance or activities expressed or implied by the forward-looking statements. These factors include: general economic and business conditions, our financial condition, the ability of our products to gain market acceptance and increase market share, product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products, litigation and other factors discussed in this prospectus.

USE OF PROCEEDS

The proceeds from the sale of the shares covered by this prospectus will be received by the selling stockholders.  We will not receive any of the proceeds from the sales by the selling stockholders of the shares covered by this prospectus.  However, if the selling stockholders convert all or a portion of the Notes, this conversion will reduce our senior indebtedness to the selling stockholders and related payment obligations.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

General

Our authorized capital stock consists of 275,000,000 shares of common stock, par value $0.01 per share. As of October 19, 2012 there were 95,586,644 shares of common stock outstanding and held of record by approximately 500 stockholders.

Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. There is no cumulative voting for the election of directors and, as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Holders of common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available therefor. We have never paid and we do not anticipate declaring or paying any cash dividends on shares of our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, the holders of common stock then outstanding are entitled to share ratably in our assets remaining after the payment of liabilities, including our outstanding debt.  All shares of common stock outstanding and to be outstanding upon completion of this offering are and will be fully paid and nonassessable.

On December 30, 2002, pursuant to a rights agreement, we distributed common stock purchase rights to stockholders of record as a dividend at the rate of one right for each share of common stock. Each share of common stock that we have issued since December 30, 2002 similarly has been accompanied by a common stock purchase right.  Each right entitles the holder to purchase from us one ten-thousandth of a share of common stock at an exercise price of $4.00. Initially the rights are attached to the common stock and are not exercisable.

The rights become exercisable and will separate from the common stock:

•	ten calendar days after a person or group acquires beneficial ownership of fifteen percent or more of our common stock, or

•
ten business days (or a later date following such announcement as determined by our board of directors) after the announcement of a tender offer or an exchange offer to acquire fifteen percent or more of our outstanding common stock.

The rights are redeemable for $.00001 per right at the option of the board of directors at any time prior to the close of business on the tenth calendar day after a person or group acquires beneficial ownership of fifteen percent or more of our common stock. If not redeemed, the rights will expire on December 30, 2012. Prior to the date upon which the rights would become exercisable under the rights agreement, our outstanding stock certificates will represent both the shares of common stock and the rights, and the rights will trade only with the shares of common stock.

Generally, if the rights become exercisable, then each stockholder, other than the stockholder whose acquisition has caused the rights to become exercisable, is entitled to purchase, for the exercise price, that number of shares of common stock that, at the time of the transaction, will have a market value of two times the exercise price of the rights. In addition, if, after the rights become exercisable, we are acquired in a merger or other business combination, or fifty percent or more of our assets, cash flow or earning power are sold, each right will entitle the holder to purchase, at the exercise price of the rights, that number of shares of common stock of the acquiring company that, at the time of the transaction, will have a market value of two times the exercise price of the rights.

In connection with the Restated Financing Agreement, the rights agreement was amended to render the rights inapplicable to the restructuring under the Restated Financing Agreement and the other transactions contemplated by or occurring concurrently with such restructuring.

In connection with the Forbearance Agreement, the rights agreement was further amended to render the rights inapplicable to the restructuring under the Forbearance Agreement and the other transactions contemplated by or occurring concurrently with such restructuring.

The rights plan is intended to improve the ability of our board of directors to protect the interests of Unigene and our stockholders in the event of an unsolicited proposal to acquire a significant interest in Unigene.

Common Stock Owned By the Selling Stockholders

On September 30, 2008, we entered into the Financing Agreement with Agent and the Funds, pursuant to which the Funds purchased $20,000,000 of three-year senior secured non-convertible term notes from us and we issued the Shares. On October 19, 2009, in connection with the Omnibus Amendment Agreement that we entered into with the Funds, we issued the Exchange Shares to Special Situations Fund in exchange for Special Situations Fund’s surrender of a warrant to purchase 1,000,000 shares of common stock pursuant to the terms of a Warrant Exchange Agreement.  The Funds also had collectively purchased an aggregate of 6,845,814 Other Shares in open market transactions and privately negotiated transactions.  In March 2010, Special Situations Fund sold and assigned to Credit Opportunities Fund all of its rights, title and interest in and to the Original Notes, the Shares, the Exchange Shares and the Other Shares.  The Shares, the Exchange Shares and the Other Shares were subsequently transferred by Credit Opportunities Fund to certain of the selling stockholders, each of which is an affiliate of Credit Opportunities Fund, as set forth below in the Selling Stockholders section of this prospectus.

Common Stock to be Issued to the Selling Stockholders upon Conversion of the Notes

On March 16, 2010, we entered into the Restated Financing Agreement and, pursuant to the terms of the Restated Financing Agreement, we issued the 2010 Notes in exchange for the Original Notes in the outstanding aggregate principal amount of approximately $19,360,000 and for a cash payment (before closing expenses) of approximately $13,640,000.   The 2010 Notes accrue interest at a rate per annum equal to the greater of (i) the prime rate plus 5% and (ii) 15%.  On each of March 17, 2011 and March 17, 2012, pursuant to the terms of the 2010 Notes, accrued interest payable through such date was capitalized and added to the outstanding principal balance of the respective 2010 Notes.  Between the date of issuance of the 2010 Notes and September 24, 2012, the 2010 Notes were transferred by Credit Opportunities Fund to the selling stockholders, each of which is an affiliate of Credit Opportunities Fund, as set forth below in the Selling Stockholders section of this prospectus.

On September 21, 2012, we entered into the Forbearance Agreement, pursuant to which we issued to the selling stockholders the First Amendment Note, and, on September 24, 2012, re-issued to the selling stockholders the 2010 Note (as the Re-issued Notes).

The Notes are convertible into shares of common stock at the holder’s option.  The initial conversion rate, for the First Amendment Note is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.05 per share.  The initial conversion rate, for the Re-issued Notes, is calculated by dividing the sum of the principal to be converted, plus all accrued and unpaid interest thereon, by $0.15 per share.  If we subsequently make certain issuances of common stock or common stock equivalents at an effective purchase price less than the then-applicable conversion price, the conversion price of the Notes will be reduced to such lower price.

Assuming $47,816,609.39 aggregate principal amount of Notes together with accrued interest thereon of $10,704,410.41 is outstanding at maturity of the Notes for the full term of the Notes, and assuming a conversion price of $0.15 for the Reissued Notes and a conversion price of $0.05 for the First Amendment Note, the Notes will be convertible into approximately 451,584,576 Conversion Shares.  Under the Second Restated Registration Rights Agreement, we are required to file and must continue to maintain effective with the SEC a registration statement covering the resale of all of the Shares, the Exchange Shares, the Other Shares and the Conversion Shares.  However, the number of our authorized shares of common stock is currently insufficient to cover all the Conversion Shares issuable if such Notes were converted in full.   This prospectus covers the Shares, the Exchange Shares, the Other Shares and a portion of the Conversion Shares issuable to the selling stockholders upon conversion of the Notes, up to the number of shares of common stock that we have authorized, unissued and otherwise unreserved.  Currently, we have reserved for issuance and delivery, upon conversion of the Notes, 153,093,862 shares of authorized, unissued and otherwise unreserved common stock.

As required under the Forbearance Agreement, we are seeking stockholder approval at our next meeting of stockholders to be held on or prior to January 21, 2013 to increase the number of authorized shares of common stock to a number that will be sufficient to cover the full number of Conversion Shares plus a buffer equal to an additional 10% of those shares.  If stockholder approval is obtained, we intend to promptly file an amendment to our Certificate of Incorporation to effect such increase in the number of authorized shares of our common stock (the “Amendment”).  If stockholder approval of the Amendment is not so obtained, we will be required to call a stockholders meeting every four months to seek approval of the Amendment until the date on which such approval is obtained.  Thereafter, we will be required to file with the SEC a new registration statement covering the resale of Conversion Shares not then covered by an effective registration statement for resales pursuant to Rule 415.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are: (i) the Shares issued by us pursuant to the Original Financing Agreement; (ii) the Exchange Shares issued by us pursuant to the Warrant Exchange Agreement; (iii) the Other Shares acquired by Credit Opportunities Fund in open market transactions and privately negotiated transactions; and (iv) a portion of the Conversion Shares issuable to the selling stockholders upon conversion of the Notes, up to the number of shares of common stock that we have authorized, unissued and otherwise unreserved.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  See the “Plan of Distribution” section of this prospectus, which follows.  Under the terms of the Second Restated Registration Rights Agreement, we have agreed to use our best efforts to maintain an effective registration statement for the period beginning with the effectiveness of the registration statement of which this prospectus forms a part and ending with the earlier of (i) the date as of which the selling stockholders may sell all of the Registrable Securities (as defined in the Second Restated Registration Rights Agreement) without restriction or condition pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or successor thereto), or (ii) the date on which the selling stockholders or any transferees to whom the selling stockholders have assigned their rights under, and in accordance with the terms and conditions of, the Second Restated Registration Rights Agreement, have sold all of the Registrable Securities.

On March 16, 2010, we entered into the Restated Financing Agreement, and, under the Restated Financing Agreement, we issued the 2010 Notes in the aggregate original principal amount of $33,000,000.  Effective as of July 28, 2010, pursuant to an Assignment and Assumption Agreement, Credit Opportunities Fund sold and assigned a portion of the 2010 Notes to its affiliate, VPC Fund II, L.P., one of the selling stockholders listed on the Selling Stockholder table in this prospectus.  Effective as of December 22, 2010, pursuant to an Assignment and Assumption Agreement, Credit Opportunities Fund sold and assigned an additional portion of the 2010 Notes to VPC Fund II, L.P.  Effective as of June 30, 2011, pursuant to an Assignment and Assumption Agreement, VPC Fund II, L.P. sold and assigned a portion of the 2010 Notes to its affiliate, VPC Intermediate Fund II (Cayman), L.P., another entity listed on the Selling Stockholder table in this prospectus. Effective as of July 16, 2012, pursuant to Redemption Agreements entered into by Credit Opportunities Fund and its shareholders Victory Park Credit Opportunities, L.P. and Victory Park Credit Opportunities Intermediate Fund, L.P., all of the Shares, the Exchange Shares and the Other Shares, together with the remaining portion of the 2010 Notes then held by Credit Opportunities Fund, were transferred by Credit Opportunities Fund to Victory Park Credit Opportunities, L.P. and Victory Park Credit Opportunities Intermediate Fund, L.P.

In addition, on each of March 17, 2011 and March 17, 2012, pursuant to the terms of the 2010 Notes, accrued interest payable through such date was capitalized and added to the outstanding principal balance of the respective 2010 Notes.

On September 21, 2012, we entered into the Forbearance Agreement, pursuant to which we issued to the selling stockholders the First Amendment Note, and, on September 24, 2012, we re-issued to the selling stockholders the 2010 Note (as the Re-issued Notes).

The table below details issuances of common stock prior to the sale of the Notes to the selling stockholders, their affiliates and any person with whom selling stockholders had a contractual relationship in connection with the Notes:

			Shares Issued to Selling Stockholders or Affiliates of Selling Stockholders in Connection with the Transaction
Date of Transaction	Shares of Common Stock Outstanding Prior to Transaction	Shares of Common Stock Outstanding Prior to Transaction Held by Persons Other Than Selling Stockholders, our Affiliates and Affiliates of Selling Stockholders	Shares	As a Percentage of Shares of Common Stock Outstanding Prior to Transaction Held by Persons Other Than Selling Stockholders, our Affiliates and Affiliates of Selling Stockholders	Market Price Per Share of Common Stock Prior to the Transaction	Current Market Price Per Share of Common Stock (as of October 17, 2012)
September 30, 2008	89,025,520	78,971,843	1,125,000	1.42%	$0.78(1)	$0.2945
May 22, 2009	90,322,763	77,606,843	375,000	0.48%	$0.99(2)	$0.2945
October 19, 2009	91,029,656	78,108,093	300,000	0.38%	$1.94(3)	$0.2945

(1)	Based on the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on September 29, 2008.

(2)	Based on the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on May 21, 2009.

(3)	Based on the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on October 16, 2009.

In addition, the table below describes the value of payments made by us to the selling stockholders and their affiliates and to others on behalf of the selling stockholders in connection with the applicable transaction:

Payments to the Selling Stockholders, their Affiliates and Others
Selling Stockholders, their Affiliates and Others	Cash Payments		Value of Payments in Common Stock		Total
Victory Park Management, LLC	$3,626,467	(1)	--		$3,626,467
Victory Park Special Situations Master Fund, Ltd.	$1,895,293	(2)	$1,924,245	(3)	$3,819,538
Victory Park Credit Opportunities Master Fund, Ltd.	$1,152,392	(4)	$238,755	(5)	$1,391,147
Total	$6,674,152		$2,163,000		$8,837,152

(1)	Consisting of:

•	Interest payments in 2009 under the Original Financing Agreement for an aggregate of $1,391,703;

•	Legal and due diligence fees in 2008 and 2009 for an aggregate of $211,000;

•	Interest payments in 2010 under the Original Financing Agreement (until the execution of the Restated Financing Agreement) for an aggregate of $682,335;

•	A $660,000 closing fee paid on March 17, 2010 under the Restated Financing Agreement;

•	A payment of $5,000 in connection with out-of-pocket fees and expenses on March 17, 2010 under the Restated Financing Agreement;

•
Payments of legal fees and due diligence costs for the period June 2010 through the date of the Forbearance Agreement for an aggregate of $176,429 incurred in connection with the Restated Financing Agreement and the Amended and Restated Registration Rights Agreement, dated March 17, 2010 between us and Credit Opportunities Fund; and

•
A $500,000 deposit made by us with Victory Park Management, LLC on September 21, 2012 to reimburse Victory Park Management, LLC and the selling stockholders for certain existing and future fees, costs and expenses incurred by (or to be incurred by) Victory Park Management, LLC and the selling stockholders in connection with the transactions contemplated by the Restated Financing Agreement and the Forbearance Agreement.

(2)	Consisting of:

•	A $450,000 closing fee paid on September 30, 2008 under the Original Financing Agreement;

•	Prepayment of $1,050,000 in interest on September 30, 2008 under the Original Financing Agreement;

•	Interest payments in 2009 under the Original Financing Agreement for an aggregate of $122,943;

•	A $51,545 closing fee paid on May 22, 2009 under the Original Financing Agreement; and

•
Mandatory prepayments under the Original Financing Agreement in 2009 and 2010 in connection with proceeds received from the sale of certain New Jersey tax benefits in the aggregate amounts of $159,062 and $61,743, respectively.

(3)	Consisting of:

•	1,125,000 shares of common stock issued on September 30, 2008 under the Original Financing Agreement, valued based on the $1.09 closing price per share of common stock on that date;

•	128,861 shares of common stock issued on May 22, 2009 under the Original Financing Agreement, valued based on the $0.97 closing price per share of common stock on that date; and

•
300,000 shares of common stock issued on October 19, 2009 in exchange for surrender of a warrant to purchase 1,000,000 shares of common stock, valued based on the $1.91 closing price per share of common stock on that date.

(4)	Consisting of:

•	Interest payments in 2009 under the Original Financing Agreement for an aggregate of $234,835;

•	A $98,455 closing fee paid on May 22, 2009 under the Original Financing Agreement;

•
Mandatory prepayments under the Original Financing Agreement in 2009 and 2010 in connection with proceeds received from the sale of certain New Jersey tax benefits in the aggregate amounts of $303,732 and $117,936, respectively;

•	Payment on March 17, 2010 under the Restated Financing Agreement of $120,447 of accrued and unpaid interest;

•	Payment on March 17, 2010 of legal fees incurred by Credit Opportunities Fund in connection with the Restated Financing Agreement; and

•	Payment on March 17, 2010 of fees to a title company in connection with the Restated Financing Agreement.

(5)	Consisting of 246,139 shares of common stock issued on May 22, 2009 under the Original Financing Agreement, valued based on the $0.97 closing price per share of common stock on that date.

Except for (a) the transactions described in the Restated Financing Agreement, the Forbearance Agreement and the Second Restated Registration Rights Agreement, including without limitation, the purchase of the Original Notes and the Notes (including the Re-issued Notes and the First Amendment Note), and matters relating thereto, (b) the other transactions described in the tables above, and under “About This Offering” and the selling stockholders’ resulting ownership of the Shares, the Exchange Shares and the Other Shares, (c) the appointment of Richard Levy, the managing partner and founder of Victory Park Capital, as Chairman of the Board and a member of our Nominating and Corporate Governance Committee in March 2010 and his service in such roles since that date, and (d) the Agent’s right, pursuant to the Restated Financing Agreement, to designate, subject to certain conditions, an individual to fill the vacant seat on our board of directors, none of the selling stockholders has had any material relationship with us within the past three years.

Following the issuance of the 2010 Notes on March 17, 2010 (and payment of certain related fees detailed above), we made no payments to any of the selling stockholders or their affiliates through March 17, 2011, the first anniversary of the sale of the 2010 Notes.  On each of March 17, 2011 and March 17, 2012, pursuant to the terms of the 2010 Notes, accrued interest payable through such date was capitalized and added to the outstanding principal balance of the respective 2010 Notes.  On September 21, 2012, we deposited $500,000 with the Agent (out of the $4,000,000 purchase price for the First Amendment Note) to reimburse the Agent and the selling stockholders for certain existing and future fees, costs and expenses incurred by (or to be incurred by) the Agent and the selling stockholders in connection with the transactions contemplated by the Restated Financing Agreement and the Forbearance Agreement.  We may be required to make certain payments to the selling stockholders and their affiliates if we are in default under the Restated Financing Agreement, the Forbearance Agreement and/or the Second Restated Registration Rights Agreement and/or if we receive certain extraordinary payments.  The table below describes these potential payments, although it is not possible to quantify such payments at this time:

Possible Payments to the Selling Stockholders and their Affiliates Upon an Event of Default or the Occurrence of Certain Events

Payments upon an Event of Default under the Restated Financing Agreement or the Forbearance Agreement
Upon an event of default, we may be required to redeem all or a portion of the Notes and in connection therewith, we will be required to pay the selling stockholders (i) the outstanding principal amount of the Notes; (ii) accrued and unpaid interest and late charges; and (iii) a premium equal to the greater of (x) 1% of the Notes prior to redemption and (y) the excess of the present value of all scheduled future interest payments and scheduled redemptions until the scheduled maturity date, discounted by a published annual interest rate for comparable treasury instruments, over the principal of the Notes at the time of redemption.  In addition, upon the occurrence of certain Events of Default, we will be required to redeem the Notes by paying an amount equal to the greater of (x) 115% of the outstanding Notes principal plus accrued and unpaid interest and late charges and (y) the number of common shares into which the Notes are then convertible, multiplied by the weighted average price of our common stock.

Mandatory prepayments under the Restated Financing Agreement upon the occurrence of certain events	We must prepay the Notes if we receive certain cash proceeds outside of the ordinary course of our business, such as from asset sales, incurrence of debt, milestone payments or extraordinary receipts.

Payments under the Second Restated Registration Rights Agreement
With the exception of certain permitted grace periods, if we do not keep the registration statement of which this prospectus forms a part effective, including due to our failure to disclose such information necessary to allow sales to be made pursuant to such registration statement, a suspension or delisting of our common stock from the OTC Bulletin Board (or the national stock exchange on which such stock is then traded) or our failure to register a sufficient number of shares of common stock for resale by the selling stockholders, we will need to pay the selling stockholders damages in an amount equal to 2% of the aggregate value of the registrable securities on the initial date of such failure and on every 30th day thereafter (pro rated as appropriate) until the failure is cured.  The aggregate value will be determined by multiplying, for certain days until the failure is cured, the number of registrable securities by the greater of (x) the then-current market price of the securities and (y) $0.70.

The following table sets forth certain information known to us regarding the shares of our common stock held as of October 17, 2012 and to be offered from time to time by the entities listed on this Selling Stockholder table and as adjusted to give effect to the sale of certain shares offered hereby. The information regarding shares owned both before and after the offering assumes that (i) the Amendment has not yet been approved by our stockholders to increase the number of shares of common stock that we are authorized to issue and (ii) the Notes are currently convertible into shares of our common stock at the applicable conversion rate, but only with respect to that number of shares of common stock that we have authorized, unissued and otherwise unreserved (that is, the 153,093,862 shares of our common stock that we have  registered under the registration statement of which this prospectus forms a part).  The initial conversion rate for the First Amendment Note is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.05 per share.  The initial conversion rate for the Re-issued Notes is calculated by dividing the sum of the principal to be converted, plus all accrued and unpaid interest thereon, by $0.15 per share. The information regarding shares owned after the offering assumes the sale of all those shares offered by each of the selling stockholders and we cannot assure you that such selling stockholder will sell any or all of those shares.  Accordingly, the information included on the following table is provided subject to these assumptions.  To the Company’s knowledge, none of the entities listed on this Selling Stockholder table has an existing short position in the Company’s common stock.

	Ownership Before Offering	Common Shares	Ownership After Offering
Name of Selling Stockholder	Common Shares	that May Be Sold Pursuant to the Offering	Common Shares	Percent of Common Shares Held
Victory Park Credit Opportunities, L.P. (1)	45,924,766	45,924,766	0	0%

Victory Park Credit Opportunities Intermediate Fund, L.P. (1)	40,572,409	40,572,409	0	0%

VPC Fund II, L.P. (1)	53,570,251	53,570,251	0	0%

VPC Intermediate Fund II (Cayman), L.P. (1)	21,672,250	21,672,250	0	0%

(1)           Victory Park GP, LLC (“GP I”) is the general partner of each of Victory Park Credit Opportunities, L.P. and Victory Park Credit Opportunities Intermediate Fund, L.P. and consequently may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by each of Victory Park Credit Opportunities, L.P. and Victory Park Credit Opportunities Intermediate Fund, L.P.  Victory Park GP II, LLC (“GP II”) is the general partner of each of VPC Fund II, L.P. and VPC Intermediate Fund II (Cayman), L.P. and consequently may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by each of VPC Fund II, L.P. and VPC Intermediate Fund II (Cayman), L.P. Victory Park Capital Advisors, LLC (“Capital Advisors”) is the investment manager of each of the selling stockholders and consequently may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by the selling stockholders. As the manager of each of Capital Advisors, GP I and GP II, Jacob Capital, L.L.C. (“Jacob Capital”) may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by the selling stockholders. By virtue of Richard Levy’s position as sole member of Jacob Capital, Richard Levy may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by the selling stockholders.  Therefore, (i) GP I may be deemed to be the beneficial owner of the securities held by each of Victory Park Credit Opportunities, L.P. and Victory Park Credit Opportunities Intermediate Fund, L.P.; (ii) GP II may be deemed to be the beneficial owner of the securities held by each of VPC Fund II, L.P. and VPC Intermediate Fund II (Cayman), L.P. and (iii) each of Capital Advisors, Jacob Capital and Richard Levy may be deemed to be the beneficial owner of the securities held by each of the selling stockholders.

Richard Levy is a member of Unigene’s board of directors, and, by virtue of the service on Unigene’s board of directors of Richard Levy, who has ultimate control over the investment decisions of each of the selling stockholders (including decisions with respect to the purchase, sale and voting of the Notes, the Shares, the Exchange Shares and the Other Shares), as designee on Unigene’s board of directors of the Agent on behalf of the selling stockholders pursuant to the Restated Financing Agreement, representing the interests of the selling stockholders and their respective affiliates, each of the selling stockholders and their respective affiliates (including GP I, GP II, Capital Advisors and Jacob Capital, but excluding Richard Levy (given his status as an actual director of Unigene)) that beneficially owns (for any purpose of Section 16 of the Exchange Act) any shares of common stock (or any derivative securities with respect thereto), is a “director by deputization” for purposes of Section 16 of the Exchange Act, including Rule 16b-3 thereunder and related guidance of the SEC.

Each of the selling stockholders has advised us that (i) it is not a registered broker-dealer, (ii) it does not control and is not controlled by a registered broker-dealer, (iii) it is an affiliate of a registered broker-dealer due solely to its being under common control with a registered broker-dealer, (iv) the broker-dealer that is an affiliate of such Fund was not involved in the purchase, and will not be involved in the ultimate sale, of the shares, (v) it acquired the shares in the ordinary course of business, and (vi) at the time it acquired the shares, it was not a party to any agreement or other understanding to distribute the shares, directly or indirectly.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	public or privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided, that the short sales are made after the registration statement is declared effective. The selling stockholders may also loan or pledge shares of common stock to broker-dealers in connection with bona fide margin accounts secured by the shares of common stock, which shares broker-dealers could in turn sell if the selling stockholders default in the performance of their respective secured obligations.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if any of them defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering of the shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the Unigene common stock offered by this prospectus will be passed upon for Unigene by Reed Smith LLP, Princeton, New Jersey.

EXPERTS

The financial statements, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of the registration statement. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 15, 2012;

•	Our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 filed on April 30, 2012;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 filed on May 10, 2012, and June 30, 2012 filed on August 9, 2012;

•
Our Current Reports on Form 8-K filed on January 9, 2012 (as to those sections that are filed), January 23, 2012, March 5, 2012, March 8, 2012 (regarding Items 2.02 and 9.01; as to those sections that are filed), March 8, 2012 (regarding Items 7.01 and 9.01; as to those sections that are filed) March 16, 2012 (regarding Items 5.02 and 9.01), March 16, 2012 (regarding Item 8.01), March 22, 2012, April 2, 2012, April 3, 2012, April 9, 2012, May 7, 2012 (as to those sections that are filed), May 22, 2012, June 4, 2012, June 5, 2012 (as to those sections that are filed), June 6, 2012, June 12, 2012,  July 26, 2012, August 9, 2012 (as to those sections that are filed), August 15, 2012, August 16, 2012, September 7, 2012, September 19, 2012, September 26, 2012 and October 3, 2012, October 16, 2012.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. We will provide these reports or documents upon written or oral request, at no cost to the requester.  Request for these reports or documents may be made to Brian Zietsman, Chief Financial Officer, Unigene Laboratories, Inc., 81 Fulton Street, Boonton, New Jersey 07005, (973) 265-1100, bzietsman@unigene.com.  These reports and documents also may be accessed at our website: www.unigene.com.

Federal securities law requires us to file information with the SEC concerning our business and operations. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference room maintained by the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 to register the stock to be sold in connection with this prospectus. As permitted by the rules and regulations of the SEC, this prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and the securities offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedule. Although required material information has been presented in this prospectus, statements contained in this prospectus as to the contents or provisions of any contract or other document referred to in this prospectus may be summary in nature and in each instance reference is made to the copy of this contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by this reference, including the exhibits and schedule filed therewith. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders should not make an offer of these securities pursuant to this prospectus in any state where the offer is not permitted.

You should rely only on the information contained in this prospectus and those documents incorporated by reference. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy any securities in any state where the offer or sale is not permitted.

MATERIAL CHANGES

Since December 31, 2011, there have been no material changes in our affairs which have not been described in our Annual Report on Form 10-K filed on March 15, 2012, our Amendment No. 1 to Annual Report on Form 10-K/A filed on April 30, 2012, our Quarterly Report on Form 10-Q filed on August 9, 2012, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed on May 10, 2012, our Current Reports on Form 8-K filed on January 9, 2012 (as to those sections that are filed), January 23, 2012, March 5, 2012, March 8, 2012 (regarding Items 2.02 and 9.01; as to those sections that are filed), March 8, 2012 (regarding Items 7.01 and 9.01; as to those sections that are filed) March 16, 2012 (regarding Items 5.02 and 9.01), March 16, 2012 (regarding Item 8.01), March 22, 2012, April 2, 2012, April 3, 2012, April 9, 2012, May 7, 2012 (as to those sections that are filed), May 22, 2012, June 4, 2012, June 5, 2012 (as to those sections that are filed), June 6, 2012, June 12, 2012,  July 26, 2012, August 9, 2012 (as to those sections that are filed), August 15, 2012, August 16, 2012, September 7, 2012, September 19, 2012, September 26, 2012 and October 3, 2012, October 16, 2012 or this prospectus.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Unigene pursuant to the foregoing provisions, Unigene has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses payable by Unigene in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$4,010.28
Blue Sky fees and expenses	30,000
Accounting fees and expenses	25,000
Legal fees and expenses	50,000
Printing expenses	700
Miscellaneous	500
Total expenses	$110,210.28
All costs, expenses and fees in connection with the registration of these shares will be borne by Unigene.

Item 14. Indemnification of Directors and Officers.

Unigene is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Unigene currently maintains directors and officers liability insurance on behalf of and covering its officers and all members of its board of directors against expenses, liabilities or losses asserted against or incurred by any such individual in such capacity or arising out of such individual’s status as an officer or member of the board of directors, subject to customary exclusions.

Unigene’s Certificate of Incorporation provides that no director shall be liable to Unigene or its stockholders for monetary damages for breach of his fiduciary duty as a director. However, a director will be liable for any breach of his duty of loyalty to Unigene or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, any transaction from which the director derived an improper personal benefit, or payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 15. Recent Sales of Unregistered Securities.

Since October 1, 2009, Unigene has made the following sales of securities that were not registered under the Securities Act:

(1) On October 19, 2009, in connection with the Omnibus Amendment Agreement that Unigene entered into with the Funds, Unigene issued 300,000 shares of common stock to Special Situations Fund in exchange for Special Situations Fund’s surrender of a warrant to purchase 1,000,000 shares of common stock pursuant to the terms of a Warrant Exchange Agreement.  Unigene issued these securities in exchange for the warrant pursuant to an exemption from the registration requirements under Section 3(a)(9) of the Securities Act and the rules promulgated thereunder for certain exchange offers.

(2) On March 16, 2010, Unigene entered into the Restated Financing Agreement with Agent, as administrative agent and collateral agent, and Credit Opportunities Fund, pursuant to which Unigene issued three-year senior secured convertible notes in the aggregate original principal amount of $33,000,000 due in 2013 in exchange for three-year senior secured non-convertible term notes in the outstanding aggregate principal amount of approximately $19,360,000 and for a cash payment of approximately $13,640,000 to Unigene.  The Notes accrue interest at a rate per annum equal to the greater of (i) the prime rate plus 5% and (ii) 15%.  On each of March 17, 2011 and March 17, 2012, pursuant to the terms of the 2010 Notes, accrued interest payable through such date was capitalized and added to the outstanding principal balance of the respective 2010 Notes.  The 2010 Notes were re-issued to the holders thereof on September 24, 2012, as described below.  Unigene issued these securities pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder for transactions by an issuer not involving any public offering.

(3) On October 5, 2011, we entered into a Common Stock Purchase and Option Agreement (the “Purchase Agreement”) with Den Danske Forskiningsfond, a Danish Foundation (“DDF”). Pursuant to the Purchase Agreement, DDF acquired 1,691,729 shares of common stock, par value $0.01 per share from us for an aggregate purchase price of $1,500,000.  These securities were deemed exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act.

(4) On September 21, 2012, we entered into the Forbearance Agreement with Agent as administrative agent and collateral agent, and the selling stockholders pursuant to which we issued to the selling stockholders the First Amendment Note, and, on September 24, 2012, we re-issued to the selling stockholders the Re-issued Notes.  The Notes are convertible into shares of common stock at the holder’s option, which will be registered from time to time in accordance with the terms of the Second Restated Registration Rights Agreement.  The initial conversion rate, for the First Amendment Note is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.05 per share.  The initial conversion rate, for the Re-issued Notes, is calculated by dividing the sum of the principal to be converted, plus all accrued and unpaid interest thereon, by $0.15 per share.  If we subsequently make certain issuances of common stock or common stock equivalents at an effective purchase price less than the then-applicable conversion price, the conversion price of the Notes will be reduced to such lower price.  Unigene issued these securities pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder for transactions by an issuer not involving any public offering and under Section 3(a)(9) of the Securities Act and the rules promulgated thereunder for certain exchange offers.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description
3.1
Certificate of Incorporation of Unigene Laboratories, Inc., dated October 31, 1980, as filed with the Secretary of State in the State of Delaware on November 3, 1980, and all amendments thereto through June 15, 2006 (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

3.2
Certificates of Amendment to Certificate of Incorporation of Unigene Laboratories, Inc., dated June 16, 2010, as filed with the Secretary of State in the State of Delaware on June 16, 2010 (incorporated by reference from Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

3.3	Amended By-Laws of Unigene Laboratories, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).
4.1
Rights Agreement between Unigene Laboratories, Inc. and Registrar and Transfer Company, dated December 20, 2002 (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated December 23, 2002).

4.2	Amendment to Rights Agreement, dated March 16, 2010 (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated March 17, 2010 (the “March 2010 Form 8-K”)).
4.3	Specimen Certificate for Common Stock, par value $.01 per share (incorporated by reference from Exhibit 3.1.1 to the Registrant’s Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).
5.1	Opinion of Reed Smith LLP as to the legality of the securities being registered.
10.1
Lease agreement between Unigene Laboratories, Inc. and Fulton Street Associates, dated May 20, 1993 (incorporated by reference from Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1992).

10.2
First Amendment to Lease Agreement between Unigene Laboratories, Inc. and Fulton Street Associates, dated May 20, 1993 (incorporated by reference from Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

10.3
Second Amendment to Lease between Fulton Street Associates and Unigene Laboratories, Inc., dated as of May 15, 2003 (incorporated by reference from Exhibit 10.48 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement No. 333-75960, filed August 1, 2003).

10.4	Directors Stock Option Plan (incorporated by reference from Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).*
10.5	Amendment to Directors Stock Option Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).*
10.6
2000 Stock Option Plan (incorporated by reference from Attachment A to the Registrant’s Schedule 14A, filed April 28, 2000, containing the Registrant’s Definitive Proxy Statement for its 2000 Annual Meeting of Stockholders). *

10.7
Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended by Amendment No. 1 (incorporated by reference from Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009). *

10.8
Amendment No. 2 to the Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010). *

10.9
Form of Incentive Stock Option Agreement under 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).*

10.10
Form of Non-qualified Stock Option Agreement under 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).*

10.11
Form of Restricted Stock Agreement under 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.11 to the Registrant's Annual Report of Form 10-K for the year ended December 31, 2009).*

10.12
Employment Agreement by and between Unigene Laboratories, Inc. and Ashleigh Palmer, dated June 9, 2010 (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated June 9, 2010).*

10.12(a)
Employment Agreement by and between Unigene Laboratories, Inc. and Ashleigh Palmer, dated June 8, 2011 (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated June 8, 2011).*

10.13
Employment Agreement by and between the Company and Gregory T. Mayes, dated September 12, 2010 (incorporated by reference from Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).*

10.14
Employment Agreement between Unigene Laboratories, Inc. and Warren P. Levy, dated January 1, 2000 (incorporated by reference from Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).*

10.15
First Amendment to Employment Agreement between Unigene Laboratories, Inc. and Warren P. Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.16
Second Amendment to Employment Agreement, dated March 17, 2010, by and between the Company and Warren P. Levy (incorporated by reference from Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).*

10.17
Employment Agreement between Unigene Laboratories, Inc. and Ronald S. Levy, dated January 1, 2000 (incorporated by reference from Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).*

10.18
First Amendment to Employment Agreement between Unigene Laboratories, Inc. and Ronald S. Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.19
Second Amendment to Employment Agreement, dated March 17, 2010, by and between the Company and Ronald Levy (incorporated by reference from Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010). *

10.20
Employment Agreement between Unigene Laboratories, Inc. and Jay Levy, dated January 1, 2000 (incorporated by reference from Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).*

10.21
First Amendment to Employment Agreement between Unigene Laboratories, Inc. and Jay Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.15.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.22
Separation Agreement, dated March 16, 2010, by and between the Company and Jay Levy (incorporated by reference from Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).*

10.23
Summary of Deferred Compensation Plan between Unigene Laboratories, Inc. and Dr. Warren P. Levy and Dr. Ronald S. Levy, dated December 14, 2005 (incorporated by reference from Exhibit 10.1 to Registrant’s Current Report on Form 8-K, dated December 14, 2005).*

10.24
Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Warren P. Levy, dated February 1, 2006 (incorporated by reference from Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

Exhibit Number	Description
10.25
Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Ronald S. Levy, dated February 1, 2006 (incorporated by reference from Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.26
Amendment to Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Warren P. Levy, dated December 19, 2008 (incorporated by reference from Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.27
Amendment to Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Ronald S. Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.28	Form of Amended and Restated Change in Control Agreement, by and between the Company and the vice president named therein (incorporated by reference from Exhibit 10.8 to the March 2010 Form 8-K).*
10.29
Amended and Restated Change in Control Agreement, dated April 5, 2010, by and between the Company and Dr. James P. Gilligan (incorporated by reference from Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).*

10.30
Director Stock Option Agreement between Allen Bloom and Unigene Laboratories, Inc., dated December 5, 2001 (incorporated by reference from Exhibit 10.45 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).*

10.31
Director Stock Option Agreement between J. Thomas August and Unigene Laboratories, Inc., dated December 5, 2001 (incorporated by reference from Exhibit 10.46 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).**

10.32
Joint Venture Contract between Shijiazhuang Pharmaceutical Group Company, Ltd., and Unigene Laboratories, Inc., dated June 15, 2000 (incorporated by reference from Exhibit 10.1 to the Registrant’s Amended Quarterly Report on Form 10-Q/A , filed April 2, 2008, for the quarter ended June 30, 2000).

10.33
Articles of Association of Shijiazhuang-Unigene Pharmaceutical Corporation Limited, dated June 15, 2000 (incorporated by reference from Exhibit 10.2 to the Registrant’s Amended Quarterly Report on Form 10-Q/A, , filed April 2, 2008 for the quarter ended June 30, 2000).

10.34
Agreement by and between Shijiazhuang Pharmaceutical Group Company, Ltd. and Unigene Laboratories, Inc., dated April 23, 2008 (incorporated by reference from Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).**

10.35
Technology Transfer Agreement by and between Shijiazhuang Pharmaceutical Group Corporation and Unigene Laboratories, Inc., dated April 23, 2008 (incorporated by reference from Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).**

10.36
Agreement of Assignment among Shijiazhuang Pharmaceutical Group Corporation, Unigene Laboratories Inc., and China Pharmaceutical Group Limited, dated April 23, 2008 (incorporated by reference from Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

10.37
Stock Purchase Agreement, dated as of May 10, 2008, between Unigene Laboratories, Inc. and Tin Lon Investment Limited (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 10, 2008).

10.38
Amended and Restated License Agreement, dated as of December 10, 2010, by and between Unigene Laboratories, Inc. and GlaxoSmithKline LLC (incorporated by reference from Exhibit 10.38 to the Registrant’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2010).**

10.39
License and Development Agreement between Upsher-Smith Laboratories, Inc. and Unigene Laboratories, Inc., dated November 26, 2002 (incorporated by reference from Exhibit 10.1 to Registrant’s Current Report on Form 8-K/A, dated October 16, 2007). *

10.40
License Agreement, dated April 7, 2004, between Unigene Laboratories, Inc. and Novartis Pharma AG (incorporated by reference from Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).**

10.41
Supply Agreement, dated January 22, 2007, by and between Unigene Laboratories, Inc. and Novartis Pharma AG (incorporated by reference from Exhibit 10.1 to the Registrant’s Amended Quarterly Report on Form 10-Q/A filed March 20, 2008, for the quarter ended March 31, 2007). *

10.42
Amended and Restated Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.3 to Registrant’s Current Report on Form 8-K, dated May 10, 2007). **

10.43
Patent Security Agreement, dated March 13, 2001, between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.38 to Amendment No. 2 to Registrant’s Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

10.44
First Amendment to Patent Security Agreement, dated May 29, 2001, between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.39 to Amendment No. 2 to Registrant’s Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

10.45
Second Amendment to Patent Security Agreement, dated November 26, 2002, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

10.46
Third Amendment to Patent Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and the Jaynjean Family Limited Partnership (incorporated by reference from Exhibit 10.4 to Registrant’s Current Report on Form 8-K, dated May 10, 2007).**

10.47
Mortgage and Security Agreement, dated July 13, 1999, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.48
Modification of Mortgage and Security Agreement, dated August 5, 1999, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

Exhibit Number	Description
10.49
Modification of Mortgage and Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.5 to Registrant’s Current Report on Form 8-K, dated May 10, 2007).**

10.50
Third Modification of Mortgage and Security Agreement, dated September 30, 2008, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on October 6, 2008 (the “October 2008 8-K Report”)).

10.51
Assignment of Mortgage by Jay Levy to Jean Levy, dated February 25, 2010 (incorporated by reference from Exhibit 10.56 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2009).

10.52
Senior Secured Term Note, dated May 22, 2009, issued by Unigene Laboratories, Inc. in favor of the Lenders signatory to the Financing Agreement, dated as of September 30, 2008 (the "VPC Financing Agreement") by and among Unigene Laboratories, Inc., the Lenders and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated May 29, 2009).

10.53
Pledge and Security Agreement, dated as of September 30, 2008, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the Secured Parties (incorporated by reference from Exhibit 10.3 to the October 2008 8-K Report).**

10.54
Amended and Restated Financing Agreement (the “Restated Financing Agreement”), dated as of March 16, 2010, by and among the Company, the Lenders and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.1 to the March 2010 Form 8-K).

10.55
Master Reaffirmation and Amendment to Transaction Documents, dated as of March 17, 2010, by and among the Company and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.2 to the March 2010 Form 8-K).**

10.56
Senior Secured Convertible Term Note, dated March 17, 2010, issued by the Company in favor of the Lenders signatory to the Restated Financing Agreement (incorporated by reference from Exhibit 10.3 to the March 2010 Form 8-K).

10.57	Amended and Restated Registration Rights Agreement, dated as of March 17, 2010, by and among the Company and the Lenders (incorporated by reference from Exhibit 10.4 to the March 2010 Form 8-K).
10.58
Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 30, 2008, by and between the Company and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.5 to the October 2008 Form 8-K).

10.59
First Amendment to Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of March 17, 2010, by and between the Company and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.6 to the October 2008 Form 8-K).

10.60
Affiliate Subordination Agreement, dated as of September 30, 2008, by and among Unigene Laboratories, Inc., Jay Levy, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC, as agent for the Lenders signatory to the VPC Financing Agreement (incorporated by reference from Exhibit 10.5 to the October 2008 8-K Report).

10.61
Assignment and Assumption Agreement, dated January 11, 2010, by and between Jay Levy and Jean Levy (incorporated by reference from Exhibit 10.64 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

10.62
Affiliate Subordination Reaffirmation, dated as of March 17, 2010, by and among the Company, Jean Levy, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC, as agent for the Lenders (incorporated by reference from Exhibit 10.7 to the March 2010 Form 8-K).

10.63
Amended and Restated Secured Promissory Note, dated March 17, 2010, issued by the Company in favor of Jean Levy (incorporated by reference from Exhibit 10.8 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010).

10.64
Amended and Restated Secured Promissory Note, dated March 17, 2010, issued by the Company in favor of the Jaynjean Levy Family Limited Partnership (incorporated by reference from Exhibit 10.9 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010).

10.65
Fourth Modification of Mortgage, in favor of Jean Levy, dated March 17, 2010 (incorporated by reference from Exhibit 10.10 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010).

10.66
Forbearance Agreement, dated December 10, 2010, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the Secured Parties named therein (incorporated by reference from Exhibit 10.66 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.67
Letter Agreement, dated as of December 10, 2010, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the Secured Parties named therein (incorporated by reference from Exhibit 10.67 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.68
License Agreement, dated October 19, 2009, by and between Unigene Laboratories, Inc. and Tarsa Therapeutics, Inc. (incorporated by reference from Exhibit 10.67 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).**

10.69
Amendment to License Agreement, dated January 15, 2010, by and among Unigene Laboratories, Inc. and Tarsa Therapeutics, Inc. (incorporated by reference from Exhibit 10.68 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).**

10.70
Omnibus Amendment Agreement, dated October 19, 2009, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the holders signatory thereto (incorporated by reference from Exhibit 10.69 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

10.71
Collateral Assignment Agreement, dated October 19, 2009, by and between Unigene Laboratories, Inc. and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.70 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

10.72
Warrant Exchange Agreement, dated October 19, 2009, by and between Unigene Laboratories, Inc. and Victory Park Special Situations Master Fund, Ltd. (incorporated by reference from Exhibit 10.71 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

Exhibit Number	Description
10.73
Master Agreement for Joint Development Vehicle by and between Unigene Laboratories, Inc., and Nordic Bioscience Clinical Development A/S, dated as of October 5, 2011 (incorporated by reference from Exhibit 10.73 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011).**

10.74
Common Stock Purchase and Option Agreement dated as of October 5, 2011, by and between Unigene Laboratories, Inc., and Den Danske Forskningsfond (incorporated by reference from Exhibit 10.74 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011).

10.75
Omnibus Amendment to the Note and Warrant Purchase Agreement, Notes and Warrants dated as of the 8th day of April, 2011, by and among Tarsa Therapeutics, Inc., and Purchasers including Unigene Laboratories, Inc. (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.76
Patent Assignment Agreement effective as of September 15, 2011 by and between Unigene Laboratories, Inc., and Kieran Murphy, LLC (incorporated by reference from Exhibit 10.4 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.77
Agreement for Sale of Real Estate dated as of January 31, 2011 by and between the Company and RCP Birch Road, L.L.C. (incorporated by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011)

10.78
Settlement and Release Agreement and Amendments dated as of March 10, 2011 between the Company and the Estate of Jean Levy; the Jaynjean Levy Family Limited Partnership; Warren P. Levy; and Ronald S. Levy (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011).

10.79
Master Services Agreement, effective as of April 7, 2011, by and between Unigene Laboratories, Inc. and Tarsa Therapeutics, Inc. (incorporated by reference from Exhibit 10.4 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.80
Equity Sale and Purchase Agreement, dated July 2011, by and among the Company, China Pharmaceutical Group Limited and China Charmaine Pharmaceutical Company Limited (incorporated by reference from Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011).

10.81
Termination Agreement, effective as of June 4, 2011, by and among the Company, China Pharmaceutical Group Limited and Unigene Biotechnology Company Limited (incorporated by reference from Exhibit 10.4 to the Company’s quarterly report of Form 10-Q for the quarter ended June 30, 2011).

10.82
Lease for Real Property, dated May 24, 2011, by and between RCP Birch-Little Falls, LLC, 110 Little Falls DCLA, LLC and the Company (incorporated by reference from Exhibit 10.5 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011).

10.83
Development Services and Clinical Supply Agreement, dated August 3, 2011, by and between GlaxoSmithKline LLC and the Company* (incorporated by reference from Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.84
Employment Agreement dated as of March 15, 2012, by and between Unigene Laboratories, Inc., and David Moskowitz (incorporated by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012).*

10.85
Offer Letter dated as of March 26, 2012, by and between Unigene Laboratories, Inc., and Brian Zietsman (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012).*

10.86
Separation Agreement and General Release dated as of April 4, 2012 by and between Unigene Laboratories, Inc. and David Moskowitz (incorporated by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012).*

10.87
Settlement and Release Agreement dated as of May 29, 2012 by and between Unigene Laboratories, Inc. and the Levys (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012).

10.88
Side Letter Agreement dated as of May 29, 2012 by and between Unigene Laboratories, Inc. and Victory Park Management LLC (incorporated by reference from Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012).

10.89
Separation Agreement and General Release dated as of May 29, 2012 by and between Unigene Laboratories, Inc. and William Steinhauer (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 6, 2012).*

10.90
Employment Agreement dated as of June 8, 2012 by and between Unigene Laboratories, Inc. and Ashleigh Palmer (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 12, 2012).*

10.91	Employment Agreement dated September 5, 2012 between Unigene Laboratories, Inc. and Greg Mayes.*
10.92	Amendment No. 1 to the By-Laws of Unigene Laboratories, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 7, 2012).
10.93	Form of 2012 Key Employee Performance and Incentive Agreement (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*
10.94	Form of Stock Option Agreement (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*
10.95
Employment Agreement dated September 27, 2012 between Unigene Laboratories, Inc. and Brian Zietsman (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*

10.96
Stock Option Agreement dated September 27, 2012 between Unigene Laboratories, Inc. and Brian Zietsman (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*

10.97
Employment Agreement dated September 27, 2012 between Unigene Laboratories, Inc. and Nozer Mehta (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*

10.98	Second Amendment to Rights Agreement, dated September 21, 2012 (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

Exhibit Number	Description
10.99
Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company, the Lenders and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.100
Senior Secured Convertible Note, reissued by Company as of September 24, 2012 in favor of VPC Intermediate Fund II (Cayman), L.P. (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.101
Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of VPC Fund II, L.P. (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.102
Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities Intermediate Fund, L.P. (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.103
Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities,
L.P. (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.104
Senior Secured Convertible Note, issued by the Company as of September 21, 2012 in favor of VPC Fund II, L.P. (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.105
Second Amended and Restated Registration Rights Agreement, dated as of September 21, 2012, by and among the Company and the Lenders (incorporated by reference from Exhibit 10.7 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.106
Indemnification Agreement dated September 21, 2012 between the Company and Richard N. Levy (incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).*

10.107
Patent Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.9 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.108
Trademark Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.10 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.109
Form of Indemnification Agreement dated September 21, 2012 between the Company and various directors (incorporated by reference from Exhibit 10.11 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).*

10.110	Separation Agreement dated September 28, 2012 between Unigene Laboratories, Inc. and Jenene Thomas.*
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on signature pages to the Registration Statement)

*Management contract or compensation plan
**Confidential portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Exchange Act.

(b) Financial Statement Schedules

No financial statement schedules are required.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boonton, New Jersey, on this 19th day of October, 2012.

UNIGENE LABORATORIES, INC.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer
Chief Executive Officer

S-1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashleigh Palmer and Brian Zietsman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on this 19th day of October, 2012 by the persons and in the capacities indicated below.

Signature	Title

/s/ Ashleigh Palmer
Ashleigh Palmer	Chief Executive Officer (principal executive officer) and Director

/s/ Richard Levy
Richard Levy	Chairman of the Board and Director

/s/ Gregory Mayes
Gregory Mayes	President and Director

/s/ Theron Odlaug
Theron Odlaug	Director

/s/ Thomas Sabatino Jr.
Thomas Sabatino Jr.	Director

/s/ Joel Tune
Joel Tune	Director

/s/ Jack Wyszomierski
Jack Wyszomierski	Director

/s/ Brian Zietsman
Brian Zietsman	Chief Financial Officer (principal financial and accounting officer)

S-2

EXHIBIT INDEX

Exhibit Number	Description
3.1
Certificate of Incorporation of Unigene Laboratories, Inc., dated October 31, 1980, as filed with the Secretary of State in the State of Delaware on November 3, 1980, and all amendments thereto through June 15, 2006 (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

3.2
Certificates of Amendment to Certificate of Incorporation of Unigene Laboratories, Inc., dated June 16, 2010, as filed with the Secretary of State in the State of Delaware on June 16, 2010 (incorporated by reference from Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

3.3	Amended By-Laws of Unigene Laboratories, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).
4.1
Rights Agreement between Unigene Laboratories, Inc. and Registrar and Transfer Company, dated December 20, 2002 (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated December 23, 2002).

4.2	Amendment to Rights Agreement, dated March 16, 2010 (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated March 17, 2010 (the “March 2010 Form 8-K”)).
4.3	Specimen Certificate for Common Stock, par value $.01 per share (incorporated by reference from Exhibit 3.1.1 to the Registrant’s Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).
5.1	Opinion of Reed Smith LLP as to the legality of the securities being registered.
10.1
Lease agreement between Unigene Laboratories, Inc. and Fulton Street Associates, dated May 20, 1993 (incorporated by reference from Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1992).

10.2
First Amendment to Lease Agreement between Unigene Laboratories, Inc. and Fulton Street Associates, dated May 20, 1993 (incorporated by reference from Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

10.3
Second Amendment to Lease between Fulton Street Associates and Unigene Laboratories, Inc., dated as of May 15, 2003 (incorporated by reference from Exhibit 10.48 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement No. 333-75960, filed August 1, 2003).

10.4	Directors Stock Option Plan (incorporated by reference from Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).*
10.5	Amendment to Directors Stock Option Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).*
10.6
2000 Stock Option Plan (incorporated by reference from Attachment A to the Registrant’s Schedule 14A, filed April 28, 2000, containing the Registrant’s Definitive Proxy Statement for its 2000 Annual Meeting of Stockholders). *

10.7
Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended by Amendment No. 1 (incorporated by reference from Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009). *

10.8
Amendment No. 2 to the Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010). *

10.9
Form of Incentive Stock Option Agreement under 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).*

10.10
Form of Non-qualified Stock Option Agreement under 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).*

10.11
Form of Restricted Stock Agreement under 2006 Stock-Based Incentive Compensation Plan (incorporated by reference from Exhibit 10.11 to the Registrant's Annual Report of Form 10-K for the year ended December 31, 2009).*

10.12
Employment Agreement by and between Unigene Laboratories, Inc. and Ashleigh Palmer, dated June 9, 2010 (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated June 9, 2010).*

10.12(a)
Employment Agreement by and between Unigene Laboratories, Inc. and Ashleigh Palmer, dated June 8, 2011 (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated June 8, 2011).*

10.13
Employment Agreement by and between the Company and Gregory T. Mayes, dated September 12, 2010 (incorporated by reference from Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).*

10.14
Employment Agreement between Unigene Laboratories, Inc. and Warren P. Levy, dated January 1, 2000 (incorporated by reference from Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).*

10.15
First Amendment to Employment Agreement between Unigene Laboratories, Inc. and Warren P. Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.16
Second Amendment to Employment Agreement, dated March 17, 2010, by and between the Company and Warren P. Levy (incorporated by reference from Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).*

10.17
Employment Agreement between Unigene Laboratories, Inc. and Ronald S. Levy, dated January 1, 2000 (incorporated by reference from Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).*

10.18
First Amendment to Employment Agreement between Unigene Laboratories, Inc. and Ronald S. Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.19
Second Amendment to Employment Agreement, dated March 17, 2010, by and between the Company and Ronald Levy (incorporated by reference from Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010). *

10.20
Employment Agreement between Unigene Laboratories, Inc. and Jay Levy, dated January 1, 2000 (incorporated by reference from Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).*

Exhibit Number	Description
10.21
First Amendment to Employment Agreement between Unigene Laboratories, Inc. and Jay Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.15.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.22
Separation Agreement, dated March 16, 2010, by and between the Company and Jay Levy (incorporated by reference from Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).*

10.23
Summary of Deferred Compensation Plan between Unigene Laboratories, Inc. and Dr. Warren P. Levy and Dr. Ronald S. Levy, dated December 14, 2005 (incorporated by reference from Exhibit 10.1 to Registrant’s Current Report on Form 8-K, dated December 14, 2005).*

10.24
Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Warren P. Levy, dated February 1, 2006 (incorporated by reference from Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.25
Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Ronald S. Levy, dated February 1, 2006 (incorporated by reference from Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.26
Amendment to Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Warren P. Levy, dated December 19, 2008 (incorporated by reference from Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.27
Amendment to Non-qualified Deferred Compensation Agreement between Unigene Laboratories, Inc. and Dr. Ronald S. Levy, dated December 22, 2008 (incorporated by reference from Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).*

10.28	Form of Amended and Restated Change in Control Agreement, by and between the Company and the vice president named therein (incorporated by reference from Exhibit 10.8 to the March 2010 Form 8-K).*
10.29
Amended and Restated Change in Control Agreement, dated April 5, 2010, by and between the Company and Dr. James P. Gilligan (incorporated by reference from Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).*

10.30
Director Stock Option Agreement between Allen Bloom and Unigene Laboratories, Inc., dated December 5, 2001 (incorporated by reference from Exhibit 10.45 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).*

10.31
Director Stock Option Agreement between J. Thomas August and Unigene Laboratories, Inc., dated December 5, 2001 (incorporated by reference from Exhibit 10.46 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).**

10.32
Joint Venture Contract between Shijiazhuang Pharmaceutical Group Company, Ltd., and Unigene Laboratories, Inc., dated June 15, 2000 (incorporated by reference from Exhibit 10.1 to the Registrant’s Amended Quarterly Report on Form 10-Q/A , filed April 2, 2008, for the quarter ended June 30, 2000).

10.33
Articles of Association of Shijiazhuang-Unigene Pharmaceutical Corporation Limited, dated June 15, 2000 (incorporated by reference from Exhibit 10.2 to the Registrant’s Amended Quarterly Report on Form 10-Q/A, , filed April 2, 2008 for the quarter ended June 30, 2000).

10.34
Agreement by and between Shijiazhuang Pharmaceutical Group Company, Ltd. and Unigene Laboratories, Inc., dated April 23, 2008 (incorporated by reference from Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).**

10.35
Technology Transfer Agreement by and between Shijiazhuang Pharmaceutical Group Corporation and Unigene Laboratories, Inc., dated April 23, 2008 (incorporated by reference from Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).**

10.36
Agreement of Assignment among Shijiazhuang Pharmaceutical Group Corporation, Unigene Laboratories Inc., and China Pharmaceutical Group Limited, dated April 23, 2008 (incorporated by reference from Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

10.37
Stock Purchase Agreement, dated as of May 10, 2008, between Unigene Laboratories, Inc. and Tin Lon Investment Limited (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 10, 2008).

10.38
Amended and Restated License Agreement, dated as of December 10, 2010, by and between Unigene Laboratories, Inc. and GlaxoSmithKline LLC (incorporated by reference from Exhibit 10.38 to the Registrant’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2010).**

10.39
License and Development Agreement between Upsher-Smith Laboratories, Inc. and Unigene Laboratories, Inc., dated November 26, 2002 (incorporated by reference from Exhibit 10.1 to Registrant’s Current Report on Form 8-K/A, dated October 16, 2007). *

10.40
License Agreement, dated April 7, 2004, between Unigene Laboratories, Inc. and Novartis Pharma AG (incorporated by reference from Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).**

10.41
Supply Agreement, dated January 22, 2007, by and between Unigene Laboratories, Inc. and Novartis Pharma AG (incorporated by reference from Exhibit 10.1 to the Registrant’s Amended Quarterly Report on Form 10-Q/A filed March 20, 2008, for the quarter ended March 31, 2007). *

10.42
Amended and Restated Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.3 to Registrant’s Current Report on Form 8-K, dated May 10, 2007). **

10.43
Patent Security Agreement, dated March 13, 2001, between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.38 to Amendment No. 2 to Registrant’s Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

10.44
First Amendment to Patent Security Agreement, dated May 29, 2001, between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.39 to Amendment No. 2 to Registrant’s Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

Exhibit Number	Description
10.45
Second Amendment to Patent Security Agreement, dated November 26, 2002, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

10.46
Third Amendment to Patent Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and the Jaynjean Family Limited Partnership (incorporated by reference from Exhibit 10.4 to Registrant’s Current Report on Form 8-K, dated May 10, 2007).**

10.47
Mortgage and Security Agreement, dated July 13, 1999, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.48
Modification of Mortgage and Security Agreement, dated August 5, 1999, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.49
Modification of Mortgage and Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.5 to Registrant’s Current Report on Form 8-K, dated May 10, 2007).**

10.50
Third Modification of Mortgage and Security Agreement, dated September 30, 2008, by and between Unigene Laboratories, Inc. and Jay Levy (incorporated by reference from Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on October 6, 2008 (the “October 2008 8-K Report”)).

10.51
Assignment of Mortgage by Jay Levy to Jean Levy, dated February 25, 2010 (incorporated by reference from Exhibit 10.56 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2009).

10.52
Senior Secured Term Note, dated May 22, 2009, issued by Unigene Laboratories, Inc. in favor of the Lenders signatory to the Financing Agreement, dated as of September 30, 2008 (the "VPC Financing Agreement") by and among Unigene Laboratories, Inc., the Lenders and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated May 29, 2009).

10.53
Pledge and Security Agreement, dated as of September 30, 2008, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the Secured Parties (incorporated by reference from Exhibit 10.3 to the October 2008 8-K Report).**

10.54
Amended and Restated Financing Agreement (the “Restated Financing Agreement”), dated as of March 16, 2010, by and among the Company, the Lenders and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.1 to the March 2010 Form 8-K).

10.55
Master Reaffirmation and Amendment to Transaction Documents, dated as of March 17, 2010, by and among the Company and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.2 to the March 2010 Form 8-K).**

10.56
Senior Secured Convertible Term Note, dated March 17, 2010, issued by the Company in favor of the Lenders signatory to the Restated Financing Agreement (incorporated by reference from Exhibit 10.3 to the March 2010 Form 8-K).

10.57	Amended and Restated Registration Rights Agreement, dated as of March 17, 2010, by and among the Company and the Lenders (incorporated by reference from Exhibit 10.4 to the March 2010 Form 8-K).
10.58
Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 30, 2008, by and between the Company and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.5 to the October 2008 Form 8-K).

10.59
First Amendment to Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of March 17, 2010, by and between the Company and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.6 to the October 2008 Form 8-K).

10.60
Affiliate Subordination Agreement, dated as of September 30, 2008, by and among Unigene Laboratories, Inc., Jay Levy, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC, as agent for the Lenders signatory to the VPC Financing Agreement (incorporated by reference from Exhibit 10.5 to the October 2008 8-K Report).

10.61
Assignment and Assumption Agreement, dated January 11, 2010, by and between Jay Levy and Jean Levy (incorporated by reference from Exhibit 10.64 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

10.62
Affiliate Subordination Reaffirmation, dated as of March 17, 2010, by and among the Company, Jean Levy, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC, as agent for the Lenders (incorporated by reference from Exhibit 10.7 to the March 2010 Form 8-K).

10.63
Amended and Restated Secured Promissory Note, dated March 17, 2010, issued by the Company in favor of Jean Levy (incorporated by reference from Exhibit 10.8 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010).

10.64
Amended and Restated Secured Promissory Note, dated March 17, 2010, issued by the Company in favor of the Jaynjean Levy Family Limited Partnership (incorporated by reference from Exhibit 10.9 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010).

10.65
Fourth Modification of Mortgage, in favor of Jean Levy, dated March 17, 2010 (incorporated by reference from Exhibit 10.10 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010).

10.66
Forbearance Agreement, dated December 10, 2010, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the Secured Parties named therein (incorporated by reference from Exhibit 10.66 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.67
Letter Agreement, dated as of December 10, 2010, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the Secured Parties named therein (incorporated by reference from Exhibit 10.67 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.68
License Agreement, dated October 19, 2009, by and between Unigene Laboratories, Inc. and Tarsa Therapeutics, Inc. (incorporated by reference from Exhibit 10.67 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).**

10.69
Amendment to License Agreement, dated January 15, 2010, by and among Unigene Laboratories, Inc. and Tarsa Therapeutics, Inc. (incorporated by reference from Exhibit 10.68 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).**

Exhibit Number	Description
10.70
Omnibus Amendment Agreement, dated October 19, 2009, by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as agent, and the holders signatory thereto (incorporated by reference from Exhibit 10.69 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

10.71
Collateral Assignment Agreement, dated October 19, 2009, by and between Unigene Laboratories, Inc. and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.70 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

10.72
Warrant Exchange Agreement, dated October 19, 2009, by and between Unigene Laboratories, Inc. and Victory Park Special Situations Master Fund, Ltd. (incorporated by reference from Exhibit 10.71 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009).

10.73
Master Agreement for Joint Development Vehicle by and between Unigene Laboratories, Inc., and Nordic Bioscience Clinical Development A/S, dated as of October 5, 2011 (incorporated by reference from Exhibit 10.73 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011).**

10.74
Common Stock Purchase and Option Agreement dated as of October 5, 2011, by and between Unigene Laboratories, Inc., and Den Danske Forskningsfond (incorporated by reference from Exhibit 10.74 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011).

10.75
Omnibus Amendment to the Note and Warrant Purchase Agreement, Notes and Warrants dated as of the 8th day of April, 2011, by and among Tarsa Therapeutics, Inc., and Purchasers including Unigene Laboratories, Inc. (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.76
Patent Assignment Agreement effective as of September 15, 2011 by and between Unigene Laboratories, Inc., and Kieran Murphy, LLC (incorporated by reference from Exhibit 10.4 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.77
Agreement for Sale of Real Estate dated as of January 31, 2011 by and between the Company and RCP Birch Road, L.L.C. (incorporated by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011)

10.78
Settlement and Release Agreement and Amendments dated as of March 10, 2011 between the Company and the Estate of Jean Levy; the Jaynjean Levy Family Limited Partnership; Warren P. Levy; and Ronald S. Levy (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011).

10.79
Master Services Agreement, effective as of April 7, 2011, by and between Unigene Laboratories, Inc. and Tarsa Therapeutics, Inc. (incorporated by reference from Exhibit 10.4 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.80
Equity Sale and Purchase Agreement, dated July 2011, by and among the Company, China Pharmaceutical Group Limited and China Charmaine Pharmaceutical Company Limited (incorporated by reference from Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011).

10.81
Termination Agreement, effective as of June 4, 2011, by and among the Company, China Pharmaceutical Group Limited and Unigene Biotechnology Company Limited (incorporated by reference from Exhibit 10.4 to the Company’s quarterly report of Form 10-Q for the quarter ended June 30, 2011).

10.82
Lease for Real Property, dated May 24, 2011, by and between RCP Birch-Little Falls, LLC, 110 Little Falls DCLA, LLC and the Company (incorporated by reference from Exhibit 10.5 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011).

10.83
Development Services and Clinical Supply Agreement, dated August 3, 2011, by and between GlaxoSmithKline LLC and the Company* (incorporated by reference from Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011).

10.84
Employment Agreement dated as of March 15, 2012, by and between Unigene Laboratories, Inc., and David Moskowitz (incorporated by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012).*

10.85
Offer Letter dated as of March 26, 2012, by and between Unigene Laboratories, Inc., and Brian Zietsman (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012).*

10.86
Separation Agreement and General Release dated as of April 4, 2012 by and between Unigene Laboratories, Inc. and David Moskowitz (incorporated by reference from Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012).*

10.87
Settlement and Release Agreement dated as of May 29, 2012 by and between Unigene Laboratories, Inc. and the Levys (incorporated by reference from Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012).

10.88
Side Letter Agreement dated as of May 29, 2012 by and between Unigene Laboratories, Inc. and Victory Park Management LLC (incorporated by reference from Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012).

10.89
Separation Agreement and General Release dated as of May 29, 2012 by and between Unigene Laboratories, Inc. and William Steinhauer (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 6, 2012).*

10.90
Employment Agreement dated as of June 8, 2012 by and between Unigene Laboratories, Inc. and Ashleigh Palmer (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 12, 2012).*

10.91	Employment Agreement dated September 5, 2012 between Unigene Laboratories, Inc. and Greg Mayes.*
10.92	Amendment No. 1 to the By-Laws of Unigene Laboratories, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 7, 2012).
10.93	Form of 2012 Key Employee Performance and Incentive Agreement (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*

10.94	Form of Stock Option Agreement (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*
10.95
Employment Agreement dated September 27, 2012 between Unigene Laboratories, Inc. and Brian Zietsman (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*

10.96
Stock Option Agreement dated September 27, 2012 between Unigene Laboratories, Inc. and Brian Zietsman (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*

10.97
Employment Agreement dated September 27, 2012 between Unigene Laboratories, Inc. and Nozer Mehta (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated October 3, 2012).*

10.98	Second Amendment to Rights Agreement, dated September 21, 2012 (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).
10.99
Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company, the Lenders and Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.100
Senior Secured Convertible Note, reissued by Company as of September 24, 2012 in favor of VPC Intermediate Fund II (Cayman), L.P. (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.101
Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of VPC Fund II, L.P. (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.102
Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities Intermediate Fund, L.P. (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.103
Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities,
L.P. (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.104
Senior Secured Convertible Note, issued by the Company as of September 21, 2012 in favor of VPC Fund II, L.P. (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.105
Second Amended and Restated Registration Rights Agreement, dated as of September 21, 2012, by and among the Company and the Lenders (incorporated by reference from Exhibit 10.7 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.106
Indemnification Agreement dated September 21, 2012 between the Company and Richard N. Levy (incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).*

10.107
Patent Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.9 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.108
Trademark Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent (incorporated by reference from Exhibit 10.10 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).

10.109
Form of Indemnification Agreement dated September 21, 2012 between the Company and various directors (incorporated by reference from Exhibit 10.11 to the Registrant’s Current Report on Form 8-K dated September 26, 2012).*

10.110	Separation Agreement dated September 28, 2012 between Unigene Laboratories, Inc. and Jenene Thomas.*
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on signature pages to the Registration Statement)

*Management contract or compensation plan
**Confidential portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Exchange Act.